================================================================================



                            ASSET PURCHASE AGREEMENT

                          Dated as of October 5, 1998


                                    between



                      MRS. FIELDS' ORIGINAL COOKIES, INC.

                                   as Buyer,


                                      and


                         THE COOKIE CONGLOMERATE, LLP,

                                      and

                         THE COOKIE CONGLOMERATE, INC.

                                  as Sellers,

                                      and

                      RONALD A. EICHEL AND ALAN M. KUEHN,

                           as Seller Related Parties



================================================================================

                               TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
       1.  Purchase, Sale and Assumption..................................................  1
       2.  Closing; Transactions to be Effected; Purchase Price Adjustment................  6
       3.  Conditions to Closing..........................................................  7
       4.  Representations and Warranties of the Sellers and Seller Related Parties.......  9
       5.  Covenants of the Sellers and Seller Related Parties............................ 16
       6.  Representations and Warranties of the Buyer.................................... 18
       7.  Covenants of the Buyer......................................................... 19
       8.  Mutual Covenants............................................................... 19
       9.  Employee and Related Matters................................................... 20
      10.  Further Assurances............................................................. 20
      11.  Indemnification................................................................ 21
      12.  Assignment..................................................................... 25
      13.  No Third-Party Beneficiaries................................................... 26
      14.  Termination.................................................................... 26
      15.  Survival of Representations.................................................... 27
      16.  Expenses....................................................................... 27
      17.  Amendments; Waiver............................................................. 28
      18.  Notices........................................................................ 28
      19.  Interpretation................................................................. 29
      20.  Counterparts................................................................... 29
      21.  Entire Agreement............................................................... 29
      22.  Fees........................................................................... 29
      23.  Severability................................................................... 29
      24.  Attorney's Fees................................................................ 29
      25.  No Third-Party Beneficiaries................................................... 29
      26.  Governing Law.................................................................. 30
      27.  Remedies....................................................................... 30
      28.  Submission to Jurisdiction..................................................... 30

Exhibits:

A     -       List of Stores
B     -       Store Cash
C     -       Bill of Sale
D     -       Centennial Escrow Agreement
E     -       Allocation Schedule
F     -       Closing Escrow Agreement
G     -       Franchise Termination Agreement
H     -       Opinion of Counsel for Sellers and Seller Related Parties

Disclosure Schedules:

(S)1(a)       Acquired Assets
(S)1(b)(iv)   Excluded Assets
(S)1(c)(ii)   Assumed Liabilities
(S)3(a)(vi)   Consents
(S)4(a)       Organization and Standing
(S)4(b)       Officers, Directors, Shareholders, Managers
(S)4(c)       Financial Statements
(S)4(d)       Taxes
(S)4(e)       Liens
(S)4(f)       Condition of Assets
(S)4(g)       Intellectual Property
(S)4(h)       Contracts
(S)4(i)       Litigation
(S)4(j)       Insurance
(S)4(l)       Absence of Material Changes
(S)4(m)       Environmental Matters
(S)4(n)       Employment Matters
(S)4(o)       Licenses and Permits
(S)4(p)       Inventory
(S)4(r)       Product Liability

                            ASSET PURCHASE AGREEMENT

                      MRS. FIELDS' ORIGINAL COOKIES, INC.


     ASSET PURCHASE AGREEMENT ("Agreement"), dated as of October 5, 1998, among MRS. FIELDS' ORIGINAL COOKIES, INC., a Delaware corporation ("Buyer"); THE COOKIE CONGLOMERATE, LLP, a Georgia limited liability partnership ("Cookie LLP"), and THE COOKIE CONGLOMERATE, INC., a Georgia corporation ("Cookie Co.") (Cookie LLP and Cookie Co. are collectively hereinafter referred to as "Seller" in the singular and "Sellers" in the plural); and RONALD A. EICHEL and ALAN M. KUEHN, individuals residing in Georgia, the partners of Cookie LLP and the shareholders of Cookie Co. (collectively, "Seller Related Parties"); each a "party" in the singular and "parties" in the plural.

     A. The Sellers are franchisees of Great American Cookie Company, a Delaware corporation ("Franchisor") pursuant to certain license agreements (collectively, the "Franchise Agreements") and subleases (collectively, the "Subleases") between Sellers and the Franchisor. The Seller Related Parties are the respective partners and shareholders of Cookie LLP and Cookie Co. and will receive financial and other benefits by reason of the consummation of the transactions contemplated by this Agreement.

     B. The parties desire that the Buyer purchase from the Sellers, and that the Sellers sell to the Buyer, the Acquired Assets (defined below), and that the Buyer assume the Assumed Liabilities (defined below), upon the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:

     1.   Purchase, Sale and Assumption.
          -----------------------------

          (a) Purchase and Sale.  On the terms and subject to the conditions of
              -----------------
     this Agreement, each of the Sellers agrees to sell, transfer, assign and deliver to the Buyer, and the Buyer agrees to accept and purchase from the Sellers, at the Closing (defined below), free and clear of Liens (defined below), all of the retail cookie and related business and operations owned and operated by the Sellers as the "Cookie Conglomerate" at eleven (11) stores and related kiosks (each a "Store"; collectively, the "Stores") listed on Exhibit A, owned and operated by each of the Sellers (such business and operations being herein called, collectively, the "Acquired Business"), and all the assets and properties of each the Sellers of every kind and description used or held for use in connection with the Acquired Business (such assets and properties being herein called, collectively, the "Acquired Assets"), other than the

     Excluded Assets (defined below). The Acquired Assets shall include without limitation (i) all improvements, fixtures, signage, easements, rights-of-way and other appurtenances thereto; (ii) all tangible personal property, such as machinery, equipment, supplies, inventories (unless designated by the Buyer on or before the Closing as an Excluded Asset), furniture and tools; (iii) all agreements, contracts and instruments (but excluding the Franchise Agreements, the Subleases, and any license and development agreements between any of the Sellers and the Franchisor) that are expressly assumed by the Buyer at the Closing; (iv) all customer and vendor lists, books, records, ledgers, files, documents, correspondence, plans, drawings, marketing information, materials and reports and other similar materials, in written or electronic form; (v) all recipes, techniques, processes, methods of production and commercialization, training methods and know-how owned by each of the Sellers; (vi) store change funds in the aggregate amount set forth by Store on Exhibit B (the "Store Cash"); and
     (vii) all other assets listed on Schedule 1(a). The Acquired Assets shall be transferred and conveyed to the Buyer at the Closing in the form of a bill of sale (the "Bill of Sale") substantially in the form of Exhibit C.

          (b) Excluded Assets.  The term "Excluded Assets" means, collectively,
              ---------------
     the following: (i) all cash and cash equivalents in the Sellers' bank accounts other than Store Cash; (ii) all rights of the Sellers under the Franchise Agreements and Subleases (to be terminated at the Closing); (iii) all rights and claims of each of the Sellers with respect to the Excluded Liabilities (defined below); (iv) all assets listed on Schedule 1(b)(iv);
     (v) deposits with the Franchisor; (vi) other deposits made in connection with lease, utility service and other similar agreements; (vii) rebates and prepaid expenses relating to the period on or prior to the Closing Date;
     (viii) all office furniture, fixtures and computer equipment located at the Sellers' principal office at Chamblee Dunwoody Road, Georgia; and (iv) any other assets of the Sellers not used in the Acquired Business and not set forth in subparagraph (a) above.

          (c) Assumed Liabilities.  On the terms and subject to the conditions
              -------------------
     of this Agreement, the Buyer agrees to assume, at and effective from the Closing, the Assumed Liabilities, other than the Excluded Liabilities. The term "Assumed Liabilities" means, collectively, the following liabilities and obligations of each of the Sellers: (i) all obligations under the agreements, contracts, leases, licenses, and other arrangements referred to in the description of Acquired Assets either (A) to furnish goods, services and other non-cash benefits to another party after Closing, or (B) to pay for goods, services and other non-cash benefits that another party will furnish to the Acquired Business after Closing; and (ii) all other liabilities of any of the Sellers listed on Schedule 1(c)(ii).

          (d) Excluded Liabilities.  The term "Excluded Liabilities" means any
              --------------------
     liability or obligation of any of the Sellers not expressly assumed in this

     Agreement, including without limitation:

               (i) any liability in respect of any Excluded Assets (including without limitation the Franchise Agreements and Subleases), any Vendor Accounts (defined below) or any Bulk Sales Liabilities (defined below);

               (ii) any obligation or liability to any of the Sellers or Seller Related Parties, including those in connection with the transactions contemplated by this Agreement or the liquidation or dissolution of any of the Sellers;

               (iii) any liability for any Taxes (defined below) attributable to taxable years or periods ending at the time of or prior to the Closing, or, in the case of any Straddle Period (defined below), the portion of such Straddle Period (as determined in Section 11(a)(i)) ending at the time of the Closing;

               (iv) any obligation to indemnify any person by reason of the fact that such person was a director, officer, employee, partner, manager or agent of any of the Sellers or was serving at any of the Sellers' request as a managing member, partner, trustee, director, officer, employee or agent of another entity;

               (v) any obligation or liability of any of the Sellers with respect to any contract, agreement, arrangement or understanding with any of its directors, officers, partners, managers, employees or agents;

               (vi) any liability under any Benefit Plan (defined below) or other incentive plans or arrangements sponsored by any of the Sellers;

               (vii) any obligation or liability with respect to the payment of expenses pursuant to Section 16; and

               (viii) except to the extent expressly assumed by the Buyer pursuant to Section 1(c), any obligation or liability arising before the Closing (defined below) under any agreement, contract, lease, sublease, license or arrangement of any of the Sellers, including without limitation those arising under any of the Franchise Agreements.

          (e) Purchase Price.  The purchase price for the Acquired Assets (the
              ---------------
     "Purchase Price") shall be Two Million Eight Hundred Thousand Dollars ($2,800,000), payable by wire transfer or delivery of other immediately available funds, of which: (A) Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) is payable in cash at the Closing (the "Cash Purchase Price"), and (B) Fifty Thousand Dollars ($50,000) (the "Deferred Payments") shall be deposited at the Closing into the Centennial Escrow Account (defined below) for disbursement to the Sellers subject to the terms and conditions of (S) 1(f) below and the Centennial Escrow Agreement (defined below).

          (f) The Centennial Escrow.  The Deferred Payments shall be deposited
              ---------------------
     into an interest bearing escrow (the "Centennial Escrow Account") established by the Buyer and the Seller prior to the Closing with Centennial Bank ("Centennial") at its offices located at 46th and Harrison Streets, Ogden, Utah, 84403, for disbursement subject to the terms and conditions of this Agreement and that certain escrow agreement executed by the Buyer, the Sellers and Centennial on or before the Closing substantially in the form and substance of Exhibit D hereto (the "Centennial Escrow Agreement"). Subject to the terms and conditions of this Agreement and the Centennial Escrow Agreement, the Deferred Payments, less all amounts that after Closing may be paid or recouped from or set-off against the Deferred Payments pursuant to (S) 11(e) below, shall be paid from the Centennial Escrow Account upon the later of (i) sixty (60) days from the Closing Date, or (ii) the date on which the Sellers, through their respective financial officers and partners, certify to the Buyer that the Vendor Accounts, any Bulk Sales Liabilities (defined below) and any prorations to be paid by the Seller pursuant to (S) 1(h) below, have been paid or otherwise fully satisfied. The Closing Date shall be set forth in the Escrow Agreement.

          (g) Allocation of Purchase Price.  At the Closing, the Purchase Price
              ----------------------------
     (including, for purposes of this Section 1(g), any other consideration paid to the Sellers, including the Assumed Liabilities) shall be allocated among the Acquired Assets and the covenant not to compete set forth in Section 5(f) in accordance with Exhibit E (the "Allocation Schedule"). The Sellers and the Buyer agree that the Allocation Schedule attached to this Agreement at Closing shall reflect the estimated value of the tangible Acquired Assets. On or before thirty (30) days after the Closing Date, the Sellers shall provide the Buyer with a revised Allocation Schedule (the "Final Allocation Schedule") reflecting (i) the actual book value of the tangible Acquired Assets; and (ii) a corresponding adjustment to Goodwill. The Final Allocation shall be subject to the Buyer's written approval. The parties further agree that all Tax Returns (defined below) shall be filed in accordance with the Final Allocation Schedule.

          (h) Proration.  All utility charges, rental charges, Taxes, payments
              ---------
     to the Franchisor, and other like items assessed or payable with respect to any of the Acquired Assets for the period in which the Closing occurs shall be prorated as of the date of Closing between the Buyer and the Seller.
     The parties shall use their commercially reasonable best efforts to determine the amount of any such prorated items as of the Closing and shall, to the extent of information available at the time of Closing, prorate such items between them as provided in a Closing Memorandum (the "Closing Memorandum") to be executed by the parties at the Closing. To the extent information relating to such prorated items is not available at the time of Closing, the parties shall, as soon as practical after the Closing, examine all relevant books and records in order to make the determination of the apportionments of such prorated items as herein provided. Payment of any such items which are not apportioned and prorated at the Closing shall be made by the appropriate party by check within thirty (30) days after such determination. Proration of ad valorem taxes (whether assessed against real property interests or personal property) shall be determined based upon previous year's taxes.

          (i) Nonassignable Assets.  To the extent that any of the Acquired
              --------------------
     Assets is not capable of being assigned or transferred without the consent or waiver of a third party (whether or not a governmental authority), or if such assignment or transfer would constitute a breach thereof or a violation of applicable law, this Agreement (and any related documents delivered at the Closing) shall not constitute an actual or attempted assignment or transfer thereof unless and until such consent or waiver of such third party has been duly obtained or such assignment, transfer, sublease or sublicense has otherwise become lawful (any of the Acquired Assets not assigned or transferred as a result of this Section 1(i) is hereinafter referred to as an "Unassigned Asset").

          (j) Bulk Sales.  The parties intend and agree that the purchase and
              ----------
     sale of the Acquired Assets is excluded from the requirements of so-called "Uniform Commercial Code - Bulk Transfers" laws (the "Bulk Sales Laws"). However, to the extent that the Bulk Sales Laws apply, the parties hereby waive any compliance therewith. In consideration of the Buyer's agreement to waive any such compliance, each of the Sellers:

               (i) shall furnish to the Buyer at the Closing a list, certified by a financial officer or partner having knowledge thereof, setting forth such Sellers' accounts payable (and pay-off amounts therefor) as of the Closing (including, without limitation, all accounts with and liabilities to the Franchisor and to any persons that may have a remedy under the Bulk Sales Laws, if applicable, with respect to the transactions contemplated by this Agreement (collectively, the "Vendor Accounts"));

               (ii) hereby agrees to pay the Vendor Accounts payable to the Franchisor at the Closing pursuant to the terms of the Closing Escrow Agreement (defined below);

               (iii) in the event the amount of the Seller's aggregate Vendor Accounts less the portion thereof to be paid to the Franchisor at Closing (the "Net Accounts") exceeds $50,000, hereby agrees to authorize the Closing Escrow Agent (defined below) to pay from the Cash Purchase Price all Net Accounts in excess of $50,000 at Closing pursuant to the terms of the Closing Escrow Agreement;

               (iv) hereby agrees to pay each of the Vendor Accounts not otherwise paid pursuant to Section 1(j)(ii) and 1(j)(iii) above, and each of the Bulk Sales Liabilities, in the ordinary course of business following the Closing but in no event later than sixty (60) days after the Closing;

               (v) pursuant to Section 11(b), that each of the Sellers and the Seller Related Parties jointly and severally agree to indemnify and hold the Buyer (and its officers, directors, employees, agents and affiliates) harmless of and from any Loss (defined below) arising from or in connection with (A) any of the Vendor Accounts, or (B) the parties' non-compliance with any of the Bulk Sales Laws (collectively, the "Bulk Sales Liabilities"). Such indemnification of the Buyer (and related indemnified persons or entities) shall be in addition to, and not in lieu of, any rights or remedies granted or available to the Buyer (and any related indemnified persons or entities) under any Bulk Sales Laws or other laws, under this Agreement or otherwise.

     2.   Closing; Transactions to be Effected; Purchase Price Adjustment.
          ---------------------------------------------------------------

          (a) Closing.  The closing (the "Closing") of the purchase and sale of
              -------
     the Acquired Assets and the Buyer's assumption of the Assumed Liabilities shall be held at the offices of the Sellers' Counsel, Lawler & Tanner, P.C., in Atlanta, Georgia, or as otherwise agreed by the parties, at a time established by agreement of the parties, on the third business day after October 1, 1998 on which all of the conditions to Closing set forth in
     Section 3 of this Agreement are satisfied. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date". The anticipated Closing Date is October 6, 1998. The Closing shall be conducted in accordance with this Agreement and an Escrow Agreement in substantially the form attached hereto as Exhibit F (the "Closing Escrow Agreement") to be entered into by and among the Buyer, the Seller and Tanner & Lawler, P.C. which, pursuant to the Closing Escrow Agreement, shall serve as the Escrow Agent (the "Closing Escrow Agent") for the Closing.

          (b) Transactions to be Effected.  At the Closing, on the terms and
              ---------------------------
     subject to the conditions of this Agreement and the Closing Escrow
     Agreement:

              (i) the Closing Escrow Agent shall make the disbursements required by Section 2.b of the Closing Escrow Agreement to pay the Franchisor Accounts (as defined in the Closing Escrow Agreement) and the Net Accounts in excess of $50,000, if any;

              (ii) the Closing Escrow Agent shall deliver to the Buyer (A) the appropriately executed and authenticated Bill of Sale and such other instruments of sale, assignment, transfer and conveyance to the Buyer of the Acquired Assets as the Buyer or its counsel may reasonably request, such instruments to be reasonably satisfactory in form to the Buyer and its counsel; (B) the documents to be delivered by any of the Sellers or Seller Related Parties pursuant to Section 3(a); and (C) any other documents to be delivered by any of the Sellers or the Seller Related Parties pursuant to the Closing Escrow Agreement;

              (iii) the Closing Escrow Agent shall deliver to the Sellers (A) the Cash Purchase Price, by wire transfer to a bank account which shall be designated in writing by the Seller at least two business days prior to the Closing Date; (B) such instruments of assumption with respect to the Assumed Liabilities, appropriately executed and authenticated by the Buyer, as the Sellers and Seller Related Parties or their counsel may reasonably request, such instruments to be reasonably satisfactory in form to the Sellers, the Seller Related Parties and their counsel; (C) the documents to be delivered by the Buyer pursuant to Section 3(b); and (D) any other documents to be delivered by the Buyer to the Sellers pursuant to the Closing Escrow Agreement; and

              (iv) the Buyer shall deliver to Centennial the Deferred Payments specified in (S) 1(e) above.

     3.   Conditions to Closing.
          ---------------------

          (a) Buyer's Obligation.  The obligation of the Buyer to purchase the
              ------------------
     Acquired Assets is subject to the satisfaction (or waiver by the Buyer) as of the Closing of the following conditions:

              (i) The representations and warranties of each of the Sellers and Seller Related Parties made in this Agreement shall be true and correct as of the date hereof and on and as of the Closing, as though made on and as of the Closing Date, and each of the Sellers and Seller Related Parties shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by each of the Sellers and Seller Related Parties by the time of the Closing; and each of the Sellers and Seller Related Parties shall have delivered to the Closing Escrow Agent a certificate dated the Closing Date and signed by an authorized officer or representative of each of them, confirming the foregoing;

              (ii) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect, and no statute, rule or regulation of any governmental authority of competent jurisdiction shall have been promulgated or enacted, as of the Closing which restrains or prohibits the purchase and sale of the Acquired Assets;

              (iii) The Buyer shall have concluded and, in its sole discretion, shall be satisfied with the results of, its due diligence investigation of the Sellers, the Seller Related Parties, the Acquired Business, the Acquired Assets and the Assumed Liabilities;

              (iv) There shall have been no material adverse changes in any of the Acquired Assets or the Acquired Business;

              (v) Each of the Sellers and the Buyer shall have obtained consents, in a form reasonably satisfactory to each of the Sellers and the Buyer, to the transactions contemplated hereby from the persons whose consent is required for the transfer or assignment to the Buyer of any of the Acquired Assets, including without limitation the consents required with respect to each of the agreements identified on
          Schedule 3(a)(vi);

              (vi) Each of the Sellers and the Franchisor shall have entered into agreements substantially in the form of Exhibit G providing for the termination of the Franchise Agreements and the subleases and the subleases, effective as of the Closing Date;

              (vii) The Buyer shall have received an opinion dated the Closing Date of Lawler & Tanner, P.C., counsel to the Sellers and the Seller Related Parties, substantially in the form of Exhibit H;

              (viii) Each of the Sellers shall have executed and delivered to the Closing Escrow Agent, the Centennial Escrow Agreement.

          (b) Sellers' Obligation.  The obligation of the Sellers to sell,
              -------------------
     assign, transfer and deliver the Acquired Assets to the Buyer is subject to the satisfaction (or waiver by all of the Sellers acting together) as of the Closing of the following conditions:

              (i) The representations and warranties of the Buyer made in this Agreement shall be true and correct as of the date hereof and on and as of the Closing, as though made on and as of the Closing Date, and the Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Buyer by the time of the Closing; and the Buyer shall have delivered to the Closing Escrow Agent a certificate dated the Closing Date and signed by an authorized officer of the Buyer confirming the foregoing.

              (ii) The conditions contemplated by Sections 3(a)(ii), 3(a)(iii), 3(a)(vi) and 3(a)(vii) shall have been satisfied; and

              (iii) The Buyer shall have executed and delivered to the Closing Escrow Agent the Centennial Escrow Agreement.

          (c) Waiver of Closing Conditions.  The parties hereto acknowledge and
              ----------------------------
     agree that if the Buyer or the Sellers shall have received prior to the Closing written notice from the Sellers or the Buyer, respectively, providing specific information as to the failure of any condition set forth in paragraph (a) or (b) above, respectively, and such party or parties determine to proceed with the Closing, such party or parties will be deemed to have waived such condition and shall not be entitled to be indemnified pursuant to Section 11 for any losses arising from any matters relating to such conditions.

     4.   Representations and Warranties of the Sellers and Seller Related
          ----------------------------------------------------------------
Parties.  Each of the Sellers and Seller Related Parties hereby represents and
-------
warrants to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Sellers to the Buyer on the date hereof (the "Disclosure Schedule"). Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or the item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4. For purposes of this Agreement, "ordinary course" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          (a) Organization and Standing of the Sellers.  Cookie Co. is a
              ----------------------------------------
     corporation duly organized, validly existing under the laws of the jurisdiction of its formation or incorporation. Cookie LLP is a limited liability partnership duly organized, formed, validly existing under the laws of the jurisdiction of its formation. Except as disclosed in Schedule 4(a), each of the Sellers has power and authority, and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals, the lack of which, individually or in the aggregate, would not have a material adverse effect on the assets, financial condition or results of operations of the Acquired Business. Cookie Co. has made available to the Buyer true and complete copies of the Certificate of Incorporation, as amended to date, and the By-laws, as in effect on the date hereof, of Cookie Co. Cookie LLP has made available to the Buyer true and complete copies of the partnership agreement, as in effect on the date of this Agreement, of Cookie LLP.

          (b) Authority; No Conflict.  Each of the Sellers and Seller Related
              ----------------------
     Parties has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by each of the Sellers and Seller Related Parties to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by each of the Sellers and Seller Related Parties, and constitutes a valid and binding obligation of each of them, enforceable against each of the them in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any Lien (de fined below) upon any of the Acquired Assets under, any provision of (i) any relevant corporation or partnership law or statute, (ii) the articles of incorporation, bylaws or partnership agreement (as applicable) of any of the Sellers or Seller Related Parties, (iii) except as disclosed on the Schedules hereto, any license, lease, contract, commitment or agreement to which any of the Sellers and Seller Related Parties is a party or by which any of the Acquired Assets is bound, or (iv) any judgment, order or decree, or, to the knowledge of the Seller and Seller Related Parties, material statute, law, ordinance, rule or regulation applicable to any of the Sellers or Seller Related Parties or any of the Acquired Assets, the violation of which would have a material adverse affect on the Acquired assets.

          Each officer, director, shareholder, partner and manager, as applicable, of each of the Sellers is listed (by Seller) on Schedule 4(b).

          (c) Financial Statements; Undisclosed Liabilities.  Schedule 4(c) sets
              ---------------------------------------------
     forth the unaudited balance sheets of the Sellers as of December 31, 1997, and for the seven-month period ending July 31, 1998, and the unaudited statements of income of the Sellers for the fiscal years or periods then ended (collectively, the "Financial Statements"). The Financial Statements fairly present the financial condition and the results of operations of the Sellers as of and for the periods indicated and have been prepared in a manner consistent with the Sellers' past accounting practices. The Acquired Assets constitute, with the exception of any Excluded Assets, all the assets, properties, rights and interests reflected on the balance sheet included as a part of the Financial Statements of the Sellers as of July 31, 1998 (the "Balance Sheet") (other than those assets, properties, rights and interests, acquired, sold or disposed of in the ordinary course of the Acquired Business, consistent with past practice, since the date of the Balance Sheet). To the knowledge of each of the Sellers and Seller Related Parties, (i) all of the Assumed Liabilities arise out of or relate to the Acquired Business; and (ii) no Seller has material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), except (A) as set forth in the Balance Sheet and the notes thereto, (B) for items disclosed in the Schedules hereto or (C) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet.

          (d) Taxes.  Except as set forth on Schedule 4(d), each of the Sellers
              -----
     has, in respect of the Acquired Business, filed all material Tax Returns which are required to be filed (all such returns being true, correct and complete in all material respects) and has paid all Taxes shown to be due on such Tax Returns, and all monies required to be withheld by each of the Sellers from employees of the Acquired Business for income Taxes and social security and other payroll Taxes have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Acquired Business. Any Taxes in respect of the period since the date of such Balance Sheet have arisen in the ordinary course of business. Except as set forth on Schedule 4(d), there are no ongoing audits or examinations of any of the Tax Returns of any of the Sellers, nor has any of the Sellers been notified by any governmental authority that any such audit is contem plated or pending. Except as set forth on Schedule 4(d), no governmental authority is now asserting or threatening to assert against any of the Sellers any deficiency or claim for additional Taxes. Except as set forth on Schedule 4(d), no extension of time with respect to any date on which a Tax Return was or is to be filed by any of the Sellers is in force, and no waiver agreement by any of the Sellers is in force for the extension of time for the assessment or payment of any Taxes. There are no liens for Taxes upon any of the Acquired Assets other than Liens for Taxes not yet due or payable. For purposes of this Agreement, "Taxes" shall mean federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority. For purposes of this Agreement, "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Returns relating to Taxes.

          (e) Title to Acquired Assets.  Except as set forth in Schedule 4(e),
              ------------------------
     the Sellers have good and marketable title to the Acquired Assets, free and clear of all mortgages, liens, claims, security interests, easements, rights of way, pledges, restrictions, charges or encumbrances of any nature whatsoever (collectively,

     "Liens"). At the Closing, the Buyer shall acquire the Acquired Assets free and clear of all Liens.

          (f) Condition of Assets.  Except as disclosed on Schedule 4(f), the
              -------------------
     tangible personal assets included in the Acquired Assets have been maintained in all material respects in accordance with generally accepted industry practice and in all material respects are in good operating condition and repair (ordinary wear and tear excepted).

          (g) Trademarks, etc.  Schedule 4(g) sets forth a true and complete
              ---------------
     list of all material patents, trademarks (registered or unregistered), trade names (registered or unregistered), service marks (registered or unregistered), registered copyrights and material unregistered copyrights and computer software applications, other than off-the-shelf applications owned or used by or licensed to any of the Sellers, and all license agreements related thereto that are not Excluded Assets to which any of the Sellers is a party (collectively "Intellectual Property"). Except as disclosed on Schedule 4(g), each of the Sellers owns or has the valid right to use, without payment to any other party, the Intellectual Property used in or necessary for the conduct of its businesses, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. All material Intellectual Property owned by each of the Sellers is valid and all registrations related thereto have been duly maintained. Except as disclosed on Schedule 4(g), all Intellectual Property owned by each of the Sellers is free and clear of all Liens. Except as disclosed on
     Schedule 4(g), to the knowledge of each of the Sellers and Seller Related Parties, no claims or other proceedings are pending or threatened by any person or entity with respect to the ownership, validity, enforceability or use of any Intellectual Property. To the knowledge of each of the Sellers and Seller Related Parties, (i) the conduct of its business does not infringe upon the rights of any third party, (ii) no third party is infringing upon any Intellectual Property owned by any of the Sellers except as set forth in Schedule 4(g), and (iii) the Intellectual Property identified on Schedule 4(g) is all of the Intellectual Property necessary to conduct the Acquired Business as presently conducted.

          (h) Contracts.  Except as described in Schedule 4(h) and except for
              ---------
     contracts or agreements exclusively relating to the Excluded Assets, none of the Sellers is a party to or bound by any:

              (i) employment or other agreement with any employee, officer, director, partner, shareholder, manager or agents of any of the Sellers, with any of the Seller Related Parties or agents thereof, or with any affiliates of any of the Sellers or Seller Related Parties;

              (ii) employee collective bargaining agreement or other contract with any labor union;

              (iii) covenant not to compete (other than pursuant to the Franchise Agreement);

              (iv) lease or similar agreement to which any of the Seller Related Parties, or any affiliates of any of the Sellers or Seller Related Parties is a lessor or sublessor of, or makes available for use by any third party, any portion of Premises of the Stores;

              (v) lease or similar agreement to which any of the Seller Related Parties, or any affiliates of any of the Sellers or Seller Related Parties is a party with respect to any machinery, equipment or other tangible personal property;

              (vi) continuing contract for the future purchase of materials, supplies, equipment or services (other than purchase orders for inventory in the ordinary course of business consistent with past practice);

              (vii) agreement or commitment under which any of the Seller Related Parties or any affiliates of the Sellers or Seller Related Parties has borrowed or loaned any money, issued any note or other evidence of indebtedness, or guaranteed any indebtedness or obligations;

              (viii) agreement or contract under which any other person has directly or indirectly guaranteed any indebtedness, liabilities or obligations of any of the Sellers;

              (ix) mortgage, pledge, security agreement, deed of trust or other document granting a Lien upon any of the Acquired Assets;

              (x) any agreement providing for the sale or purchase of assets, not in the ordinary course of business; and

              (xi) other agreement, contract, lease, license, commitment or instrument pursuant to which the Buyer will have any liability after the Closing.

          Except as disclosed on Schedule 4(h), each agreement, contract, lease, license, commitment or instrument of any of the Sellers described on
     Schedule 4(h) or the other Schedules hereto (collectively, the "Contracts") is valid, binding and in full force and effect. Except as disclosed in
     Schedule 4(h), each of the Sellers has performed all material obligations required to be performed by it to date under the Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of each of the Sellers and Seller Related Parties, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

          (i) Litigation; Decrees.  Schedule 4(i) sets forth a list of all
              -------------------
     lawsuits, claims, proceedings or investigations pending, or, to the knowledge of each of the Sellers and Seller Related Parties, threatened, as of the date of this Agreement, by or against or affecting any of the Sellers or any of the Acquired Assets. Except as disclosed on Schedule 4(i), none of the Sellers is in default under any material judgment, order or decree of any court, agency or other governmental authority applicable to such Seller, the Acquired Business or any of the Acquired Assets.

          (j) Insurance.  The insurance policies currently maintained with
              ---------
     respect to each of the Sellers, the Acquired Business and the Acquired Assets are listed on Schedule 4(j). All such policies are in full force and effect. Each of the Sellers has heretofore made available to the Buyer true and complete copies of all such policies.

          (k) Benefit Plans.  None of the Sellers has maintained or contributed
              -------------
     to any "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements, incentive and other employee fringe benefit plans (all the foregoing being herein called "Benefit Plans") for the benefit of any employees of any of the Sellers who are employed primarily in the Acquired Business.

          (l) Absence of Changes or Events.  Except as disclosed on Schedule
              ----------------------------
     4(l), since the date of the Balance Sheet, there has not been any material adverse change in the assets, financial condition or results of operations
     of the Acquired Business.   Since the date of the Balance Sheet, each of
     the Sellers has conducted the Acquired Business in the ordinary course and in substantially the same manner as presently conducted, and neither of the Sellers has taken any action that, if taken after the date hereof, would constitute a material breach of any of the covenants set forth in Section 5.

          (m) Compliance with Applicable Laws; Environmental Matters.
              ------------------------------------------------------

              (i) Except as set forth in Schedule 4(m), the each of the Sellers, to the knowledge of each of the Sellers and Seller Related Parties, is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign, except where noncompliance would not have a material adverse effect on the assets, financial condition or results of operations of the Acquired Business. Except as set forth in Schedule 4(m), none of the Sellers or Seller Related Parties has received any written communication from a governmental authority that alleges that any of the Sellers is not in compliance, in respect of the Acquired Business, in all material respects, with applicable laws, ordinances, rules and regulations.

              (ii) Except as set forth in Schedule 4(m), to the knowledge of each of the Sellers and Seller Related Parties, none of the operations or properties of any of the Sellers is the subject of any investigation, in respect of the Acquired Business, evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance (defined below) into the environment, and none of the Sellers has received any written communication from a governmental authority that alleges that any of the Sellers is not in compliance in any material respects, with any applicable foreign laws, ordinances, rules and regulations relating to the environment ("Environmental Laws") in respect of the Acquired Business. Each of the Sellers has filed all material notices required in respect of the Acquired Business to be filed by them under any Environmental Law. To the knowledge of the Sellers and Seller Related Parties, none of the Sellers has any material contingent liabilities in respect of the Acquired Business in connection with any Hazardous Substance that individually or in the aggregate would have adverse effect on the assets, financial condition or results of operations of the Acquired Business. "Hazardous Substance" includes: (i) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any so-called superfund or superlien law, or any other Environmental Law, including Environmental Laws relating to or imposing liability or standards of conduct concerning any hazardous or toxic waste, substance or material in effect on the date of this Agreement, (ii) asbestos or polychlorinated biphenyls, and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any federal, state, foreign or local governmental authority pursuant to any Environmental Law or any health and safety or similar law, code, ordinance, rule or regulation, order or decree, and which could reasonably pose a hazard to the health and safety of workers at or users of any properties included in the Acquired Assets or cause damage to the environment.

          (n) Employee and Labor Relations.  Except as set forth on Schedule
              ----------------------------
     4(n), (i) there is no labor strike, dispute, or work stoppage or lockout actually pending, or, to the knowledge of any of the Sellers and Seller Related Parties, threatened, against or affecting the Acquired Business;
     (ii) to the knowledge of any of the

     Sellers and Seller Related Parties, no union organizational campaign is in progress with respect to the employees of the Acquired Business; (iii) to the knowledge of the Sellers and Seller Related Parties, each of the Sellers is in compliance in all material respects with all laws applicable to the Acquired Business respecting employment (including wages and hours) and employment practices, and is not engaged in any unfair labor practice;
     (iv) there is no pending or, to the knowledge of the Sellers and Seller Related Parties, threatened unfair labor practice charge or complaint or grievance against any of the Sellers in connection with the Acquired Business; and (vi) no charges with respect to or relating to the Acquired Business are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

          (o) Licenses; Permits.  Except as disclosed on Schedule 4(o), all
              -----------------
     material licenses, permits or authorizations issued or granted to each of the Sellers by governmental authorities or agencies and applicable to the Acquired Business are validly held by each such Seller, and each such Seller has complied with all material requirements in connection therewith.

          (p) Inventory.  Except as set forth in Schedule 4(p), all inventory of
              ---------
     the Acquired Business is of a quality usable and salable in the ordinary course of business.

          (q) [Intentionally Omitted.]
               ---------------------

          (r) Product Liability.  Except as set forth on Schedule 4(r), to the
              -----------------
     knowledge of any of the Sellers and Seller Related Parties, there is no liability and no basis for asserting any present or future action arising out of any injury to individuals as a result of the consumption or use of any products prepared, sold, or delivered by any of the Sellers.

          (s) Certain Business Relationships with the Company.  None of the
              -----------------------------------------------
     Sellers or Seller Related Parties has been involved in any business arrangement or relationship with the Company within the past twelve (12) months, and none of the Sellers or Seller Related Parties owns any asset, tangible or intangible, which is used in the operation of the Acquired Business.

          (t) Disclosure.  The representations and warranties contained in this
              ----------
     Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

          (u) No Representation Regarding Lease Consents.  Notwithstanding any
              ------------------------------------------
     provision herein to the contrary, Sellers and the Seller Related Parties make no representation, warranty, or covenant regarding the consents, approvals or notices required by any of the leases of the Premises in connection with the purchase of the Acquired Assets or the termination of the Subleases pursuant to this Agreement and the Franchise Termination Agreement.

     5.   Covenants of the Sellers and Seller Related Parties.  Each of the
          ---------------------------------------------------
Sellers and Seller Related Parties covenants and agrees as follows:

          (a) Access.  Prior to the Closing, each of the Sellers will give the
              ------
     Buyer and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of each of the Sellers; provided, however, that such access does not unreasonably disrupt the
     --------  -------
     normal operations of the Sellers.

          (b) Conduct of the Sellers.  Except with the prior written consent of
              ----------------------
     the Buyer or as otherwise expressly permitted by this Agreement, none of the Sellers shall take (and none of the Seller Related Parties shall cause or permit any of the Sellers to take) any action, at any time on or after the date hereof and at or prior to the Closing, that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of any of the Sellers or Seller Related Parties set forth in this Agreement being breached or (ii) any of the conditions to the purchase and sale of the Acquired Assets set forth in Section 3 not being satisfied.

          (c) Preservation of the Acquired Business.  Each of the Sellers will
              -------------------------------------
     carry on (and the Seller Related Parties will cause the Sellers to carry on) the Acquired Business diligently and in the ordinary course, substantially in the same manner as heretofore conducted, and keep its retail operations substantially intact, including its present relationships with suppliers and customers and others having business relations with it. Each of the Sellers will maintain (and the Seller Related Parties will cause the Sellers to maintain) inventory at each of the Stores, prior to the Closing Date, at a level consistent with the Sellers' past practices. Except with the written consent of the Buyer, none of the Sellers will grant or permit any new Lien to be placed upon any of the Acquired Assets, and none of the Sellers will close, or permit the closure of, any of its Stores upon which the Acquired Business is presently conducted. Except with the written consent of the Buyer, the Sellers shall not amend (and the Seller Related Parties shall not cause or permit the Sellers to amend) in any material respect or terminate any of the agreements identified in
     Schedule 4(h) or enter into any new agreement (other than any supply agreement or contract, with respect to which the Sellers have consulted with the Buyer) relating to the Acquired Business which, if existing as of the date hereof, would be required to be disclosed on any of the Schedules to the representations and warranties of any of the Sellers and Seller Related Parties in Section 4 of this Agreement.

          (d) Confidentiality.  Each of the Sellers and Seller Related Parties
              ---------------
     will
     keep confidential, and cause its affiliates and instruct its and its affiliates' officers, directors, employees and advisors to keep confidential, all information concerning the transactions contemplated by this Agreement (including as to the parties hereto) and all nonpublic information relating to the Acquired Business, except as required by law or administrative process and except for information which becomes public other than as a result of a breach of this Section 5(d).

          (e) Insurance.  The Sellers shall keep, or cause to be kept, all
              ---------
     insurance policies set forth on Schedule 4(j), or replacements therefor with reputable firms and providing no lesser coverage (in amount or scope), in full force and effect through the close of business on the Closing Date.

          (f) Covenant Not To Compete.  Each of the Sellers and Seller Related
              -----------------------
     Parties agrees that he, she or it (as applicable) will not directly or indirectly compete with the Buyer for a period of one (1) year from the Closing Date. The phrase "directly or indirectly compete" shall include:
     (i) owning, managing, operating, or controlling, or participating in the ownership, management, operation, or control of, or being connected with or having any interest in, as a stockholder, director, officer, employee, agent, consultant, assistant, advisor, sole proprietor, partner or otherwise, any business (other than any existing business of the Sellers not acquired hereunder) involving the production, distribution or sale of cookies, cookie-like or decorated cookie products within a radius of five
     (5) miles of any of the Stores or any store that is owned, operated or franchised by the Buyer or a subsidiary of the Buyer, at present or in the future, and (ii) soliciting or attempting to solicit the services of any employees of Buyer or any affiliate of Buyer. If any of the provisions of this Section 5(f) is held to be unenforceable, the remaining provisions shall nevertheless remain enforceable, and the court making such determination shall modify, among other things, the scope, duration, or geographic area of this covenant to preserve the enforceability hereof to the maximum extent then permitted by law. The enforceability of this covenant is subject to the injunctive and other equitable powers of a court.

          (g) Other Transactions.  Prior to the Closing, none of the Sellers,
              ------------------
     Seller Related Parties or any affiliate of any of the Sellers or Seller Related Parties, shall, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with any corporation, partnership, person, or other entity or group (other than the Buyer and its representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving any of the Sellers. In the event that any of the Sellers receives an offer relating to any such transaction, such Seller will promptly notify the Buyer of such proposal.

     6.   Representations and Warranties of the Buyer.  The Buyer hereby
          -------------------------------------------
represents and warrants to the Sellers as follows:

          (a) Authority.  The Buyer is a corporation duly organized, validly
              ---------
     existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by the Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. When executed and delivered at the Closing, it will be duly executed and delivered by the Buyer and will constitute its valid and binding obligation, enforceable against it in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any Lien upon any of the properties or assets of the Buyer under, any provision of (i) the General Corporation Law of the State of Delaware, (ii) the Certificate of Incorporation or By-laws of the Buyer, (iii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or agreement to which the Buyer is a party or by which any of its properties are bound, or (iv) any judgment, order, or decree, or material statute, law, ordinance, rule or regulation applicable to the Buyer or their respective properties or assets.

          (b) Actions and Proceedings, etc.  There are no (i) outstanding
              ----------------------------
     judgments, orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against the Buyer which have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby, or (ii) actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, to the best knowledge of the Buyer, threatened against the Buyer, which are likely to have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby.

     7.   Covenants of the Buyer.  The Buyer covenants and agrees that, except
          ----------------------
as contemplated by this Agreement, the Buyer will keep confidential, and cause its affiliates and instruct its and its affiliates' officers, directors, employees and advisors to keep confidential, all nonpublic information relating to the Sellers or the Acquired Business, except as required by law or administrative process and except for information which becomes public other than as a result of a breach of this Section 7; provided, however, that the
                                                --------  -------
obligations of the Buyer under this Section 7 shall terminate upon the occurrence of the Closing.

     8.   Mutual Covenants.  Each of the Sellers and the Buyer covenants and
          ----------------
agrees
as follows:

          (a) Best Efforts.  Subject to the terms and conditions of this
              ------------
     Agreement, each of the parties will use its best efforts to cause the Closing to occur. The Buyer acknowledges that certain consents to the transactions contemplated by this Agreement may be required from third parties and that such consents have not been obtained. Each of the Sellers and the Buyer shall use its best efforts to, and shall cooperate with each other to obtain as soon as practicable, the consent, approval or waiver, in form reasonably satisfactory to the Sellers and the Buyer, from any person whose consent, approval or waiver is necessary to assign or transfer any Acquired Asset to the Buyer or otherwise to satisfy the conditions; provided however, that nothing contained in this (S) 8(a) shall require the Buyer or the Sellers or Seller Related Parties to incur any liability or pay any amounts to third parties except as otherwise required by this Agreement. The covenants contained in this Section 8(a) shall continue after the Closing Date.

          (b) Cooperation.  The Buyer and each of the Sellers shall cooperate
              -----------
     with each other for a period of ninety (90) days after the Closing to ensure the orderly transition of the Acquired Business from the Sellers to the Buyer and to minimize any disruption to the Acquired Business that might result from the transactions contemplated hereby.

          (c) Publicity.  Each of the Sellers and the Buyer agree that, from the
              ---------
     date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any such party without the prior consent of the other parties, and, to the extent practical, of each person named therein (which consent shall not be unreasonably withheld), except as such release or announcement may be required by any franchising or other law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance.

          (d) Notice of Developments; Supplementing of Schedules.  Each of the
              --------------------------------------------------
     parties will give prompt written notice and full disclosure to the other parties of (A) any information which would have been required to be set forth or described in any such Schedule which is necessary to make the Schedule (and the information contained therein) complete, correct and accurate, or (B) any material development affecting the ability of the parties to consummate the transactions contemplated by this Agreement. No disclosure by any party pursuant to this Section 8(d), however, shall be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation, breach of warranty or breach of covenant contained in this Agreement or the Schedules or in any exhibit thereto or in any document delivered in connection with the transactions contemplated by this Agreement.

     9.   Employee and Related Matters.
          ----------------------------

          (a) Employment Offers.  The Buyer and each of the Sellers agree that
              -----------------
     all Store level employees of the Sellers actively employed by the Sellers (not including employees on a leave of absence for any reason) on the Closing Date (collectively, the "Employees") shall be offered employment with the Buyer (all such employees who accept such employment offers are hereinafter referred to as "Continued Employees"). The Buyer agrees that each employment offer to an Employee shall be conditioned upon the waiver in writing by each such employee of any right of such employee to severance payments from the Sellers. Notwithstanding the foregoing, it is understood that nothing in this Agreement shall prohibit or restrict the Buyer, at any time subsequent to the Closing Date, from terminating Continued Employees, changing compensation levels or other terms and conditions of employment. The Buyer does not assume, and each of the Sellers jointly and severally hereby agrees to indemnify against, and hold Buyer harmless of and from, claims and damages for wages or benefits accrued on or before the Closing Date or relating to periods ending prior to or on the Closing Date.

          (b) Employee Withholding and Reporting.  Each Seller shall transfer to
              ----------------------------------
     the Buyer copies of any records (including, but not limited to, copies of Forms W-4, Employee Withholding Allowance Certificates) relating to withholding and payment of income and employment taxes (federal, state and local) and FICA taxes with respect to wages paid by such Seller during the 1998 calendar year to any Continued Employees. Each Seller shall provide all of its employees, including Continued Employees, with Forms W-2, Wage and Tax Statements, for the 1998 calendar year setting forth the wages paid and taxes withheld by such Seller with respect to such employees for the 1998 calendar year.

          (c) No Rights of Employment.  Nothing in this Section 9, express or
              -----------------------
     implied, is intended to confer or shall confer upon any Sellers' employees, former employees or any Continued Employee any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any rights of employment.

     10.  Further Assurances.  From time to time, as and when requested by a
          ------------------
party hereto, the other parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

     11.  Indemnification.
          ---------------

          (a)  Tax Indemnification.
               -------------------

               (i) Each of the Sellers and Seller Related Parties jointly and severally agrees to indemnify the Buyer and its affiliates, and each of their respective officers, directors, employees and agents, and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) (collectively, "Loss") suffered or incurred by any such indemnified party arising from Taxes applicable to the Acquired Business or the Acquired Assets, in each case attributable to taxable years or periods ending at the time of or prior to the Closing and, with respect to any Straddle Period, the portion of such Straddle Period ending at the time of the Closing.
          The Buyer shall be liable for and shall pay and shall indemnify each of the Sellers and Seller Related Parties for all Taxes applicable to the Acquired Business or the Acquired Assets that are attributable to taxable years or periods beginning immediately after the Closing or, with respect to any Straddle Period, the portion of such Straddle Period beginning immediately after the Closing. For purposes of this
          Section 11(a), any Straddle Period shall be treated on a "closing of the books" basis as two partial periods, one ending at the time of the Closing and the other beginning immediately after the Closing;

          provided, however, that Taxes (such as property Taxes) imposed on a
          --------  -------
          periodic basis shall be allocated pro rata on a daily basis in accordance with the principles under Section 164(d) of the Code. "Straddle Period" means any taxable year or period beginning before and ending after the Closing.

               (ii) Notwithstanding paragraph (i), any sales Tax, use Tax, real property transfer or gains Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Acquired Business or the Acquired Assets (the "Transfer Tax") shall be paid by the Sellers. Each of the Sellers and Seller Related Parties jointly and severally agrees to indemnify the Buyer and its affiliates, and each of their respective officers, directors, employees and agents, and hold them harmless from any Loss arising from or related to the Transfer Tax.

               (iii) The Sellers (and each of the Seller Related Parties) or the Buyer, as the case may be, shall provide prompt reimbursement for any Tax paid by a party or parties all or a portion of which is the responsibility of one or more of the other parties in accordance with the terms of this Section 11(a); provided, however, that any claim for
                                           --------  -------
          reimbursement asserted against any of the Sellers or Seller Related Parties may, at the Buyer's election, be offset against the unpaid portion, if any, of the Deferred Payments as provided in Section 11(e). Within a reasonable time prior to the payment of any such Tax, the party paying such Tax shall give notice to the other parties of the Tax payable and the portion which is the liability of each such party or parties, although failure to do so will not relieve such party or parties from its liability hereunder except to the extent the indemnifying party is materially adversely affected thereby.

               (iv) Each party shall promptly notify the other parties in writing, upon receipt of notice of any pending or threatened Tax audits, examinations or assessments which may affect the Tax liabilities for which a party would be required to indemnify another party pursuant to paragraph (i) of this Section 11(a), although failure to do so will not relieve a party from its liability hereunder, except to the extent such is materially adversely affected thereby. The Sellers shall have the right to control any Tax audit or administrative or court proceeding relating to taxable periods ending at the time of or before the Closing, and to employ counsel of their choice at their expense; provided, however, that the Buyer shall be
                                   --------  -------
          entitled to participate at its own expense in (but shall have no right to control) any Tax audit or administrative or court proceeding relating to taxable periods ending at the time of or before the Closing to the extent that its interest could be materially adversely affected. In the case of the Straddle Period, the Sellers shall be entitled to participate at their expense in (but, except as provided below, shall have no right to control) any Tax audit or administrative or court proceeding relating in whole or in part to Taxes attributable to the portion of such Straddle Period ending at the time of the Closing and, with the written consent of the Buyer, and at the sole expense of the Sellers and the Seller related Parties, may assume the entire control of such audit or proceeding. Neither the Buyer nor any of its affiliates may settle any Tax claim for any taxable year or period ending at or before the time of the Closing or for any Straddle Period which may be the subject of indemnification by the Sellers or Seller Related Parties under paragraph (i) of this Section 11(a) without the prior written consent of the Sellers, which consent may not be unreasonably withheld.

               (v) After the Closing, the Sellers on the one hand, and the Buyer, on the other hand, shall:

                    (1) assist the other party in preparing any Tax Returns
               which such other party is responsible for preparing and filing;

                    (2) cooperate fully in preparing for any audits of, or
               disputes with taxing authorities regarding, any Tax Returns relating to the Acquired Business or the Acquired Assets;

                    (3) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes relating to the Acquired Business or the Acquired

               Assets;

                    (4) provide timely notice to the other in writing of any
               pending or threatened Tax audits or assessments relating to the Acquired Business or the Acquired Assets for taxable periods for which the other may have a liability under this Section 11(a); and

                    (5) furnish the other with copies of all correspondence
               received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

          (b)  Other Indemnification by the Sellers and Seller Related Parties.
               ---------------------------------------------------------------
     Each of the Sellers and Seller Related Parties jointly and severally agree to indemnify the Buyer and its affiliates and each of their respective officers, directors, employees and agents, and hold them harmless from any Loss suffered or incurred by any such indemnified party (other than any relating to Taxes for which the exclusive indemnification provisions are set forth in Section 11(a)) to the extent arising from:

               (i) any breach of any representation or warranty of any of the Sellers or Seller Related Parties contained in this Agreement or in any Schedule, exhibit, certificate, instrument or other document delivered pursuant hereto or thereto (respectively, the "Related Documents");

               (ii) any breach of any covenant of any of the Sellers or Seller Related Parties contained in this Agreement requiring performance after the Closing Date;

               (iii) any Excluded Liabilities, any Vendor Accounts, any of the prorations to be paid by the Seller pursuant to Section 1(h) hereof, any penalty, fee or other liability arising from the Sellers' lack of authority to do business in any jurisdiction in which it presently conducts business, or any Bulk Sales Liabilities;

               (iv) any lawsuit, claim, proceeding or investigation, known or unknown, existing as of the date of this Agreement or asserted at any time thereafter, by or against the Buyer (or affiliate of Buyer) or any of the Acquired Assets, including without limitation the proceedings, investigations or matters disclosed, or for which disclosure is required, pursuant to this Agreement;

     provided, however, that none of the Sellers or Seller Related Parties shall
     --------  -------
     have any liability under Section 11(b)(i) or (ii) to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by the Buyer or any of its affiliates contrary to the express requirements of this Agreement.

     Notwithstanding anything contained in this (S) 11(b) to the contrary, the Sellers shall not be required to indemnify the Buyer or its affiliated entities from any Loss pursuant to (S) 11(b) until the Buyer, or the Buyer and its affiliated entities in the aggregate, have suffered Loss in excess of a $25,000 aggregate threshold (the "Indemnification Threshold"); provided however, once the Buyer, or the Buyer and its affiliated entities
     -------- -------
     have suffered Loss in an aggregate amount equal to or greater than the Indemnification Threshold, the Seller shall be obligated to indemnify the Buyer and its affiliated entities for all such Loss, including the first $25,000 of Loss; provided that the Indemnification Threshold shall not apply to, and the Sellers jointly and severally hereby agree to indemnify, save and hold harmless the Buyer and its affiliates on a dollar for dollar basis for, any Loss described in (S)(S) 11(a) or 11(b)(iii) above.

          (c) Indemnification by the Buyer.  The Buyer shall indemnify each of
              ----------------------------
     the Sellers and Seller Related Parties and their respective officers, directors, employees and agents against and hold them harmless from any Loss suffered or incurred by any such indemnified party (other than any relating to Taxes for which the exclusive indemnification provisions are set forth in paragraph (a) of this Section 11) to the extent arising from:

              (i) any breach of any representation or warranty of the Buyer contained in this Agreement or in any certificate delivered pursuant hereto;

              (ii) any breach of any covenant of the Buyer contained in this Agreement requiring performance after the Closing Date; or

              (iii) any Assumed Liabilities.

          (d) Procedures Relating to Indemnification (Other than under Section
              ----------------------------------------------------------------
     11(a)).  In order for a party (the "indemnified party") to be entitled to
     ------
     any indemnification provided for under this Agreement (other than under
     Section 11(a)) in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within ten (10) business days after receipt by such indemnified party of written notice of the Third Party Claim; provided,
                                                                   --------
     however, that failure to give such notification shall not affect the
     -------
     indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, within five (5) business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

          If a Third Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

          (e) Certain Set-off Rights.  At the Buyer's election, all payments, if
              ----------------------
     any, to be made by any of the Sellers or Seller Related Parties under
     Section 11 of this Agreement may, on prior written notice to Sellers and Seller Related Parties, be made by reducing on a dollar-for-dollar basis any unpaid balance of the Deferred Payments. The rights and remedies granted to the Buyer under this Section 11(e) are in addition to any other remedies to which the Buyer may be entitled, at law or in equity. Notwithstanding the foregoing, before any set-off rights may be exercised, the Buyer shall give written notice to Sellers (and to Centennial so long as it holds or controls any of the Deferred Payments) of any claim for indemnification hereunder, specifying in reasonable detail the grounds for indemnification and the amount of the set-off, and Sellers may object to any such set-off by delivering a written objection to the Buyer (and to Centennial so long as it holds or controls any of the Deferred Payments) within thirty (30) days after Sellers' receipt of the Buyer's notice. If Sellers fail to object within the thirty (30) day period specified, Sellers shall waive any right to object to the Buyer's right of indemnification hereunder or the amount of the set-off. If Sellers dispute either the Buyer's right to indemnification, or the amount of the set-off, or both, then

     Centennial shall retain the amount of the set-off pending resolution of the dispute. Each such party agrees to make available to the other party and the attorneys and accountants of the other such party, within a reasonable time after a request is made, all books and records which are reasonably required by such requesting party to evaluate a claim for indemnification or objection hereunder.

     12.  Assignment.  This Agreement and the rights and obligations hereunder
          ----------
shall not be assignable or transferable by the Buyer or the Sellers (other than by operation of law in connection with a merger, a sale of substantially all the assets, or a liquidation of the Buyer or the Sellers) without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld); provided, however, that the Buyer may assign its right to purchase
           --------  -------
the Acquired Assets hereunder to a parent, subsidiary or affiliate of the Buyer without the prior written consent of any of the Sellers or Seller Related Parties; provided further, however, that no assignment shall limit or affect the
         ----------------  -------
assignor's obligations hereunder. In connection with seeking any such consent, a party proposing to so assign or transfer its rights and obligations shall give to the party whose consent is sought reasonable details of the proposed assignment or transfer, including the proposed method of making adequate provision for such party's obligations hereunder.

     13.  No Third-Party Beneficiaries.  Except as provided for indemnified
          ----------------------------
parties in Section 11, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     14.  Termination.
          -----------

          (a) Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date upon the following terms:

               (i) The Buyer and all of the Sellers, but only all of the Sellers acting together, may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) The Buyer may terminate this Agreement at any time by giving written notice to the Sellers if the Buyer is not satisfied in its sole discretion with the results of its continuing business, legal and accounting due diligence investigation regarding the Sellers, Acquired Business, the Acquired Assets or the Assumed Liabilities pursuant to Section 3 above;

               (iii) The Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers or Seller Related Parties has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach; or (B) if the Closing shall not have occurred on or before October 30, 1998, by reason of the failure of any condition precedent under (S) 3(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement);

               (iv) The Sellers, but only all of the Sellers acting together, may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach; or (B) if the Closing shall not have occurred on or before October 30, 1998 by reason of the failure of any condition precedent under (S) 3(b) hereof (unless the failure results primarily from either of the Sellers or Seller Related Parties breaching any representation, warranty, or covenant contained in this Agreement).

          (b) In the event of termination by the Sellers or the Buyer pursuant to this Section 14, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

               (i) the Buyer shall return all documents and other material received from the Sellers relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Sellers; and

               (ii) all confidential information received by the Buyer with respect to the Acquired Business shall be kept confidential.

          (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 14, this Agreement shall become void and of no further force and effect, except for the provisions of (i) Section 16 hereof relating to certain expenses, (ii) Section 8(c) hereof relating to publicity, (iii) Section 22 hereof relating to finder's fees and broker's fees, and (iv) this Section 14. Nothing in this Section 14 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

     15.  Survival of Representations.  The representations and warranties in
          ---------------------------
this

Agreement and in any other document delivered in connection herewith shall survive the Closing and shall terminate at the close of business eighteen (18) months following the Closing Date, except that all representations and warranties relating to Taxes shall continue in full force and effect after Closing subject only to any applicable statutes of limitations.

     16.  Expenses.  Whether or not the transactions contemplated hereby are
          --------
consummated, except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     17.  Amendments; Waiver.  No amendment of any provision of this Agreement
          ------------------
shall be valid unless the same shall be in writing and signed by the Buyer and each of the Sellers and Seller Related Parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     18.  Notices.  All notices or other communications required or permitted to
          -------
be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          (i)  if to a Seller or Seller Related Party:

               The Cookie Conglomerate
               4536 Chamblee Dunwoody Road, Suite 221
               Atlanta, GA  30338
               Telecopy:  (770) 554-9356

          with a copy to:

               Lawler & Tanner, P.C.
               200 Galleria Parkway
               Attn:  Frances Faddis Tanner
               Suite 1640
               Atlanta, GA 30339
               Telecopy:  (770) 563-8810

          (ii) if to the Buyer:

               Mrs. Fields' Original Cookies
               2855 E. Cottonwood Parkway, Suite 400
               Salt Lake City, Utah  84121
               Attention:  Legal Department
               Telecopy:  (801) 736-5945

          with a copy to:

               Jones, Waldo, Holbrook & McDonough, P.C.
               170 South Main Street, Suite 1500
               Salt Lake City, Utah 84101
               Attention:  Glen D. Watkins
               Telecopy:  (801) 328-0537

     19.  Interpretation.  The headings contained in this Agreement, in any
          --------------
exhibit or Schedule hereto and in the table of contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     20.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

     21.  Entire Agreement.  This Agreement contains the entire agreement and
          ----------------
understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations and understandings, written or oral, relating to such subject matter. The exhibits, annexes and Schedules identified in this Agreement are hereby incorporated by reference.

     22.  Fees.  Each party hereto hereby agrees, represents and warrants that
          ----
no person has acted in connection with this Agreement or the transactions contemplated hereby as a broker or finder and that no person is entitled to any brokerage fee, finder's fee or commission with respect thereto. The parties further agree to hold the other party harmless from any damages, claims or expenses asserted against such party as a result of any person claiming a commission or finder's fee for the transactions contemplated herein.

     23.  Severability.  If any provision of this Agreement or the application
          ------------
of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     24.  Attorney's Fees.  Should any litigation be commenced with respect to
          ---------------
any matters governed by this Agreement, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorneys' fees and expenses determined by the court in such litigation.

     25.  No Third-Party Beneficiaries.  This Agreement shall not confer any
          ----------------------------
rights or remedies upon any person or entity other than the parties and their respective successors and permitted assigns.

     26.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of Utah applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     27.  Remedies.  Each of the parties acknowledges and agrees that each other
          --------
party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that each other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof, having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     28.  Submission to Jurisdiction.  Each of the parties submits to the
          --------------------------
jurisdiction of any state or federal court sitting in Salt Lake City, Utah, in any action or proceeding arising out of or relating to this Agreement or the Centennial Escrow Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or the Centennial Escrow Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

SELLERS:                            BUYER:

THE COOKIE CONGLOMERATE, LLP        MRS. FIELDS' ORIGINAL COOKIES,
INC.


By:                                     By:
   --------------------------              -------------------------
Its:                                    Its:
     ------------------------               ------------------------

THE COOKIE CONGLOMERATE, INC.


By:
   --------------------------
Its:
    -------------------------

SELLER RELATED PARTIES:


-----------------------------
Ronald A. Eichel


-----------------------------
Alan M. Kuehn

                                  EXHIBIT "A"

                                 List of Stores

Citadel Mall                     Haywood Mall
728 Citadel Mall                 700 Haywood Road
Charleston, SC  29407            Greenville, SC  29607

McAlister Square                 Carolina Place Mall
291 McAlister Square             11025 Carolina Place Parkway
Greenville, SC  29607            Pineville, NC  28134

Independence Mall                Columbiana Mall
3500 Oleander Drive              100 Columbiana Circle
Wilmington, NC  28403            Columbia, SC  29212

Dayton Mall
2700 Miamisburg Centerville
Dayton, OH  45459

Columbia Mall
7201 AL-156 Two Notch Road
Columbia, SC  29223

Westgate Mall
205 Blackstock Road
Spartanburg, SC  29301

Asheville Mall
3 South Tunnel Road
Asheville, NC  28828

Northwoods Mall
2150 Northwoods Blvd.
North Charleston, SC  29406


                              Page 1 of Exhibit A

                                  EXHIBIT "B"

                             Store Cash (by Store)


                              Page 1 of Exhibit B

                                  EXHIBIT "C"

                                  BILL OF SALE


     KNOW ALL MEN BY THESE PRESENTS, that ________________________, a ________
corporation ("Seller"), for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has transferred, granted, bargained, sold, conveyed, and by these presents does hereby transfer, grant, bargain, sell, convey, and deliver to Mrs. Fields' Original Cookies, Inc., a Delaware corporation ("Buyer"), and its successors and assigns, all right, title and interest in and to the assets described in Exhibit A (the "Assets").

     TO HAVE AND TO HOLD the Assets unto the Buyer, and its successors and assigns, to and for its own use, forever.

     Seller warrants to Buyer, and its successors and assigns, that at the time of delivery of this Bill of Sale to Buyer, Seller has good and valid legal title to the Assets and good and lawful right to grant, bargain, sell, convey, and deliver as aforesaid, and that title to the Assets is, as of the date of delivery of the Assets to Buyer, free of all claims, liens, security interests, and encumbrances whatsoever. Seller further warrants that upon delivery of the Bill of Sale to Buyer, Buyer shall have good and valid legal title to the Assets, free and clear of all claims, liens security interests, and other encumbrances of any nature, other than those of persons claiming by, through or under the Buyer.


                              Page 1 of Exhibit C

     IN WITNESS WHEREOF, the undersigned Seller has executed this Bill of Sale as of the ____ day of __________, 1998.


SELLER:                       THE COOKIE CONGLOMERATE, LLP,
                              a Georgia limited liability partnership


                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                              THE COOKIE CONGLOMERATE, INC.
                              a Georgia corporation


                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

STATE OF                 )
         --------------   :  ss.
COUNTY OF                )
          -------------

     On the ____ the day of _______________, 1999, personally appeared before me _____________ and _____________ who, being by me duly sworn, did say that they are the general partners of The Cookie Conglomerate, L.L.P, a Georgia limited liability partnership, that such instrument was signed in behalf of such partnership, and ___________________ and ___________________ acknowledged to me that the partnership executed the same.


                              ---------------------------------------
                              NOTARY PUBLIC
                              Residing at:
                                          ---------------------------

My Commission Expires:



                              Page 2 of Exhibit C

STATE OF                      )
         --------------       :  ss.
COUNTY OF                     )
          -------------

     On the ____ the day of _______________, 1999, personally appeared before me _____________ who, being by me duly sworn, did say that he is the
_____________________ of The Cookie Conglomerate, Inc. a Georgia corporation, that such instrument was signed in behalf of such company by authority of a resolution of its Board of Directors and ___________________ acknowledged to me that the company executed the same.



                              ---------------------------------------
                              NOTARY PUBLIC
                              Residing at:
                                          ---------------------------

My Commission Expires:

-----------------------


                              Page 3 of Exhibit C

                           EXHIBIT A TO BILL OF SALE


                        (Attach List of Acquired Assets)



                              Page 4 of Exhibit C

                                  EXHIBIT "D"

                          CENTENNIAL ESCROW AGREEMENT

                      Mrs. Fields' Original Cookies, Inc.

       THIS ESCROW AGREEMENT (this "Agreement"), dated as of September ____, 1998, is entered into by and among MRS. FIELDS' ORIGINAL COOKIES, INC., a Delaware corporation (the "Buyer"), the undersigned Sellers and Seller Related Parties (collectively, "Seller Parties"), and CENTENNIAL BANK, a banking institution chartered under the laws of the State of Utah (the "Bank").

       (a) The Buyer and Seller Parties have entered into that certain Asset Purchase Agreement, dated as of ______________, 1998 (the "Asset Purchase Agreement"), setting forth the terms and conditions upon which the Buyer will purchase from the Sellers all or substantially all of the Sellers' assets. A copy of the Asset Purchase Agreement is attached hereto as Exhibit A.

       (b) Pursuant to the Asset Purchase Agreement, the Buyer and Seller Parties have agreed that at the Closing (as defined in the Asset Purchase Agreement) Deferred Payments (as defined in the Asset Purchase Agreement and representing $50,000 of the Purchase Price payable thereunder), shall be deposited into an Escrow Account (the "Escrow Account") with the Escrow Agent and disbursed therefrom subject to the terms and conditions of the Asset Purchase Agreement and this Agreement. The Closing Date (as defined in the Asset Purchase Agreement) shall be set forth on Exhibit B attached hereto and by reference made a part hereof.

       (c) Subject to the terms of the Asset Purchase Agreement and this Agreement, the Buyer and Seller Parties have agreed that the Bank shall serve as the escrow agent with respect to the Escrow Account, and the Bank (hereinafter referred to as the "Escrow Agent") has agreed to serve in such capacity.

       NOW, THEREFORE, based on the foregoing premises, which are hereby incorporated by this reference, and for and in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

       1.   Delivery Into Escrow.  Upon Closing, the sum of Fifty Thousand
            --------------------
Dollars ($50,000.00), representing the full amount of the Deferred Payments (the "Escrow Funds"), shall be delivered by the Buyer to the Escrow Agent for deposit into the Escrow Account.


                              Page 1 of Exhibit D

       2.   Disbursement From Escrow.
            ------------------------

            a.  Disbursements to Seller Parties.  Subject to subparagraph 2.b.
                -------------------------------
       below, the Escrow Agent shall disburse the Escrow Funds to the Seller Parties on the later of _______________, or the date determined in accordance with subsection 1(f)(ii) of the Asset Purchase Agreement.

            b.  Condition to Disbursement to Seller Parties.  The Escrow Agent
                -------------------------------------------
       shall disburse the Escrow Funds to Seller Parties in accordance with subparagraph 2.a. above, provided that

                (1) each of the conditions set forth in subsection 1(f) of the
            Asset Purchase Agreement is satisfied, and

                (2) prior to any disbursement of the Escrow Funds, neither the
            Buyer nor its agents shall have delivered a Set-Off Notice (defined below) to the Escrow Agent.

            c.  Disbursement In Event of Escrow Agent's Receipt Of Set-Off
                ----------------------------------------------------------
       Notice.  In the event Buyer or its agent or representative delivers a
       ------
       Set-Off Notice to Seller Parties and the Escrow Agent, the Escrow Agent, after providing written notice to Seller Parties of the Escrow Agent's receipt of the Set-Off Notice, shall pay the amount demanded in the Set-Off Notice from the Escrow Funds to the Buyer unless, within thirty (30) days after Seller Parties' Receipt Date (defined below), the Escrow Agent receives a written objection from Seller Parties (the "Objection") to the Escrow Agent's disbursement of the amount demanded by the Buyer in the Set-Off Notice. In the event it receives no Objection, the Escrow Agent shall:

                 (1) no earlier than the applicable date specified in paragraph
            2.a. above, disburse (A) to Seller Parties, the portion of the Escrow Funds scheduled for such disbursement, if any, with respect to which the Buyer has not exercised its set-off rights pursuant to the Set-Off Notice, and (B) to the Buyer, the portion of the Escrow Funds scheduled for such disbursement, if any, with respect to which the Buyer has exercised its set off rights pursuant to the Set-Off Notice and the Escrow Agent has not received an Objection; and,

                 (2) hold in the Escrow Account any remaining portion of the
            Escrow Funds, and disburse the same, only in accordance with an order of a court having jurisdiction as

                              Page 2 of Exhibit D
            provided in paragraph 2.g. below or pursuant to the Buyer's and Seller Parties' joint written instructions to the Escrow Agent.

            The procedures outlined in this paragraph are not intended to replace the rights or obligations of the Buyer or Seller Parties under the Asset Purchase Agreement.

            d.  Payment of Interest.  Interest earned on the Escrow Funds shall
                -------------------
       be paid monthly by the Escrow Agent to Seller Parties or, at Seller Parties' election, shall be deposited into the Escrow Account; provided that, in the event the Escrow Agent receives a Set-Off Notice from Buyer, accrued and accruing interest shall not be paid to the Seller but shall be held in the Escrow Account for disbursement only in accordance with paragraphs 2.b. and c. above as a part of the Escrow Funds subject thereto.

            e.  Set-Off Notice.  As used in this Agreement, the term "Set-Off
                --------------
       Notice" shall mean a written notice given to the Escrow Agent of the Buyer's exercise of its set-off rights pursuant to Section 11(e) of the Asset Purchase Agreement and setting forth the date on which such notice was received by Seller Parties from the Buyer ("Seller Parties' Receipt Date").

            f.  Method of Delivery.  The Escrow Agent shall make the
                ------------------
       disbursements of the Escrow Funds as required by this Agreement, by wire transfer or other immediately available funds.

            g.  Disputes.  If the Escrow Agent shall be unable to disburse the
                --------
       Escrow Funds in accordance with this Agreement, the Escrow Agent shall disburse the Escrow Funds in the manner directed by any court having jurisdiction over all of the parties to the Agreement, whether pursuant to an interpleader action commenced by the Escrow Agent or otherwise.

       3.   Manner of Holding Escrow Funds; Security.  The Escrow Funds shall be
            ----------------------------------------
deposited and held by the Escrow Agent in a FDIC-insured, interest-bearing account established by the Buyer and Seller Parties with the Escrow Agent on or before the Closing. In addition to such FDIC insurance, the Escrow Agent shall pledge as security for the deposit securities issued by the government of the United States or an agency thereof and owned by the Escrow Agent in a principal amount not less than the principal amount of the Escrow Funds on deposit in the Escrow Account and interest accrued thereon. No less frequently than on a quarterly basis, the Escrow Agent shall increase, or decrease, as the case may be, the principal amount of such securities that the Escrow Agent is required to pledge pursuant to paragraph 3 so that the amount of such securities


                              Page 3 of Exhibit D
will equal the amount of Escrow Funds then on deposit with Escrow Agent.

       4.   Term.  The term of this Agreement shall commence on the date hereof
            ----
and, except as otherwise provided herein, shall terminate on the earlier of (A) the disbursement of all of the Escrow Funds and interest accrued thereon, or (B) the Escrow Agent's interpleader of the Escrow Funds as permitted hereby. In the event of an interpleader of or other litigation concerning the disbursement of the Escrow Funds, the Buyer's and Seller Parties' rights thereto shall be governed by the terms and conditions of the Asset Purchase Agreement rather than by this Agreement.

       5.   Duties of Escrow Agent.  The parties agree as follows:
            ----------------------

            a. The Escrow Agent is not and shall not be deemed to be an agent for any other party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

            b. The Escrow Agent does not have and shall not be deemed to have any responsibility in respect of any instructions, certificate or notice delivered to it other than to faithfully carry out the obligations undertaken in this Agreement and to follow the directions in such instructions or notice in accordance with the terms hereof.

            c. The Escrow Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely on, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct, or bad faith on its part.

            d. The Escrow Agent may conclusively rely on and act in accordance with any certificate, instruction, notice, letter, telegram, cablegram, or other written instrument believed by it to be genuine and to have been signed by the proper party or parties.

            e. The Escrow Agent may apply for advice of counsel of its choice and may rely upon such advice or may act or refrain from acting in accordance with such advice.

            f. The Buyer shall pay all of the Escrow Agent's fees and costs in setting up and servicing the Escrow Account during the term of this Agreement. In addition, the Buyer and Seller Parties shall reimburse the Escrow Agent for its reasonable fees and expenses,


                              Page 4 of Exhibit D
       including attorneys' fees, incurred to save harmless, indemnify, and defend the Escrow Agent for, from, and against any loss, damages, liability, judgment, costs, and expenses, whatsoever, including counsel fees, suffered or incurred by it by reason of, or on account of, any misrepresentations made to it or its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, costs, or expenses resulting from gross negligence, willful misconduct, or bad faith on the part of the Escrow Agent.

            g. If any legal proceeding is instituted against it, the Escrow Agent agrees promptly to give notice of such proceeding to all of the other parties to this Agreement. The Escrow Agent shall not be required to institute legal proceedings of any kind.

            h. The Escrow Agent shall not, by act, delay, omission, or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and then only to the extent expressly therein set forth. A waiver by the Escrow Agent under the terms of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

            i. The Escrow Agent may resign as such hereunder by giving written notice of such resignation to the Buyer and Seller Parties. Upon receipt of such notice, the Buyer and Seller Parties shall furnish to the Escrow Agent written instructions for the release of the Escrow Funds (or such portion thereof as may then be in escrow) to a substitute Escrow Agent which (whether designated by written instructions from the parties hereto jointly or, in the absence thereof, by instructions from a court of competent jurisdiction to the Escrow Agent) shall be a law firm doing business in the State of Utah, an attorney licensed to practice in the State of Utah, or a title company, bank, or trust company organized and doing business under the laws of the United States or any state thereof. Such substitute Escrow Agent shall thereafter hold the Escrow Funds received by it pursuant to the terms of this Agreement and otherwise act hereunder as if it were the Escrow Agent originally named herein. The Escrow Agent's duties and responsibilities hereunder shall terminate upon the release of all of the Escrow Funds then held in escrow according to such written instruction or upon such delivery as herein provided. This Agreement shall not otherwise be assignable by the Escrow Agent without the prior written consent of each of the parties hereto.

                              Page 5 of Exhibit D

            j. The Escrow Agent hereby acknowledges receipt of a copy of the Asset Purchase Agreement, but, except for reference thereto for certain terms and conditions not set forth herein, the Escrow Agent is not charged with any duty or obligation arising under any such documents or any other agreements between any of the other parties hereto, and the Escrow Agent's responsibilities, as Escrow Agent, shall be governed solely by this Agreement.


            k. The Buyer and Seller Parties expressly agree that Escrow Agent has the absolute right at the Escrow Agent's election to file an action in interpleader and to deposit with the clerk of the court all documents and funds held pursuant to this Agreement. In the event such action is filed, the Buyer and Seller Parties jointly and severally agree to pay the Escrow Agent's cancellation charges and costs, expenses and reasonable attorneys' fees which the Escrow Agent is required to expend or incur in the interpleader action, the amount thereof to be fixed and judgment therefor to be rendered by the court in such action. Upon filing the action, the Escrow Agent shall thereupon be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by this Agreement. The rights of the Escrow Agent under paragraphs 5.g. and k. and 9. shall survive any termination or expiration of this Agreement.

       6.   Diligence.  Should it be necessary for the Escrow Agent to accept or
            ---------
act upon any instruments, directions, documents or instruments signed or issued by, or on behalf of, any corporation, partnership, trade name or individual, it shall not be necessary for the Escrow Agent to inquire into the authority of the person or persons who have issued or authenticated such papers unless and to the extent specifically provided hereinabove.

       7.   Notices.  All notices hereunder shall be deemed to have been duly
            -------
given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, if sent by overnight express mail or courier service, or if sent by electronic facsimile, to the parties at the following addresses and numbers (or at such other addresses and numbers as shall be given in writing by either party to the other), and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such express mail or courier service:

       If to Seller Parties:    As Set Forth In the Asset Purchase Agreement

                              Page 6 of Exhibit D

       If to the Buyer:    As Set Forth In the Asset Purchase Agreement


       If to the Escrow Agent:  Centennial Bank
                           4605 Harrison Boulevard
                           Ogden, Utah 84403
                           Facsimile:  (801) 475-4280

       8.   Amendment.  This Agreement may be altered or amended only with the
            ---------
written consent of all of the parties hereto. Should the parties hereto attempt to change this Agreement in a manner that would either increase the duties or responsibilities of the Escrow Agent or which the Escrow Agent in its sole and absolute discretion deems undesirable, the Escrow Agent may resign as Escrow Agent by notice to the parties hereto, and until a successor of the Escrow
Agent is appointed by the parties other than Escrow Agents and accepts such appointment, the Escrow Agent's only duty shall be to hold the Escrow Funds in accordance with the original instructions contained in this Agreement.

       9.   Attorneys' Fees.  In the event of any suit or other proceeding
            ---------------
between the parties hereto with respect to any of the transactions contemplated hereby or the subject matter hereof, the prevailing party shall, in addition to such other relief as the court may award, be entitled to recover attorneys, fees, expenses, and costs incurred in connection therewith.

       10.  Entire Agreement.  This Agreement contains the entire agreement
            ----------------
among the parties hereto, and supersedes any and all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings among the parties with respect to the matters specified herein.

       11.  Applicable Law.  This Agreement shall be construed in accordance
            --------------
with and governed by the laws of the State of Utah without giving effect to choice of law provisions.

       12.  Counterparts. This Agreement may be executed in two or more
            ------------
counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same document.

                              Page 7 of Exhibit D

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


BUYER:                          MRS. FIELDS' ORIGINAL COOKIES, INC.



                                By
                                  ---------------------------------
                                Its
                                   --------------------------------


SELLERS:                        THE COOKIE CONGLOMERATE, LLP



                                -----------------------------------
                                By
                                  ---------------------------------
                                Its
                                   --------------------------------



                                -----------------------------------
                                Date

                                THE COOKIE CONGLOMERATE, INC.



                                -----------------------------------
                                By
                                  ---------------------------------
                                Its
                                   --------------------------------


                                -----------------------------------
                                Date



SELLER RELATED PARTIES:
                                -----------------------------------
                                Ronald A. Eichel


                                -----------------------------------
                                Alan M. Kuehn


                              Page 8 of Exhibit D

BANK/ESCROW AGENT:              CENTENNIAL BANK


                                By
                                  ---------------------------------
                                Its
                                   --------------------------------


                              Page 9 of Exhibit D

                         Exhibit A to Escrow Agreement

                             Intentionally Omitted



                              Page 10 of Exhibit D

                         Exhibit B to Escrow Agreement

                                 (Closing Date)


       Closing Date of Asset Purchase Agreement: _________________, 1998.




                              Page 11 of Exhibit D

                                  EXHIBIT "E"

                              Allocation Schedule


Tangible Assets (Estimated)    $  740,000.00

Covenant Not To Compete        $  100,000.00

Goodwill (Estimated)           $1,960,000.00
                               -------------

Total:                         $2,800,000.00
                               =============


                              Page 1 of Exhibit E

                                  EXHIBIT "F"

                            CLOSING ESCROW AGREEMENT


       THIS ESCROW AGREEMENT (this "Agreement"), dated as of October __, 1998, is entered into by and among MRS. FIELDS' ORIGINAL COOKIES, INC., a Delaware corporation (the "Buyer"), THE COOKIE CONGLOMERATE, LLP, a Georgia limited liability partnership ("Cookie LLP"), and THE COOKIE CONGLOMERATE, INC., a Georgia corporation ("Cookie Co.") (Cookie LLP and Cookie Co. are collectively hereinafter referred to as the "Seller"); RONALD A. EICHEL and ALAN M. KUEHN, the partners of Cookie LLP and the shareholders of Cookie Co. (collectively, "Seller Related Parties"); each a "party" in the singular and "parties" in the plural, and LAWLER & TANNER, P.C., a Georgia professional corporation (the "Escrow Agent").

       The Buyer, the Seller, and the Seller Related Parties have entered into that certain Asset Purchase Agreement, dated as of _______________ (the "Asset Purchase Agreement"), setting forth the terms upon which the Buyer will purchase the Acquired Assets (as described and defined in the Asset Purchase Agreement) from the Seller. Unless otherwise defined herein, the capitalized defined terms used in this Agreement have the meanings set forth in the Asset Purchase Agreement.

       In consideration of its purchase of the Acquired Assets, the Buyer has agreed at the Closing to deliver the Cash Purchase Price to the Escrow Agent to be disbursed on and subject to the terms and conditions of the Asset Purchase Agreement and this Escrow Agreement.

       NOW, THEREFORE, based on the foregoing premises, which are hereby incorporated by this reference, and for and in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

       1.   Delivery Into Escrow.  Prior to or at the Closing, the following
            --------------------
described documents (collectively, the "Escrowed Documents") and the following described funds (collectively, the "Escrowed Funds") shall be deposited into escrow with the Escrow Agent.

            a.  By the Seller.  The Seller, in addition to executed counter
                -------------
       parts of this Escrow Agreement, shall deposit the following with the Escrow Agent:

                 (1) the Bill of Sale executed by the Seller in the form
            required by the Asset Purchase Agreement;

                              Page 1 of Exhibit F

                 (2) counterparts of agreements terminating the Franchise
            Agreements, effective as of the Closing, executed by the Seller in the form required by the Asset Purchase Agreement (the "Franchise Termination Agreements");

                 (3) counterparts of the Escrow Agreement between the Buyer, the
            Seller, the Seller Related Parties, and Centennial Bank as escrow agent thereunder (the "Centennial Escrow Agreement"), providing for the disbursement of the Deferred Payments;

                 (4) the opinion letter from counsel to the Seller and the
            Seller Related Parties in the form required by the Asset Purchase Agreement (the "Opinion Letter");

                 (5) the information (current as of the Cutoff Date (defined below)) concerning the Vendor Accounts that the Seller is required to furnish to the Buyer pursuant to Section 1(j)(i) of the Asset Purchase Agreement (the "Vendor Account List"); and

                 (6) the Seller's Closing Certificates in a form approved by the
            Buyer or its counsel, a Board Resolution from Cookie Co., and a Partnership Resolution from Cookie LLP (the "Seller's Closing Certificates").

            b.  By the Buyer.  The Buyer, in addition to executed counterparts
                ------------
       of this Escrow Agreement, shall deposit the following with the Escrow
       Agent:

                 (1)  the Cash Purchase Price;

                 (2) the Buyer's Closing Certificate in a form approved by the
            Seller or its counsel;

                 (3) counterparts of the Franchise Termination Agreement
            executed by the Franchisor.

       2.   Delivery Out of Escrow.
            ----------------------

            a.  Conditions to Disbursement from Escrow.  The Escrow Agent shall
                --------------------------------------
       disburse the Escrowed Documents and the Escrowed Funds in accordance with subparagraphs 2.b. and 2.c. below, only upon the occurrence of the following conditions:


                              Page 2 of Exhibit F

                 (1) The Escrowed Documents have been executed and deposited into escrow with the Escrow Agent as required by this Escrow Agreement and the Asset Purchase Agreement;

                 (2) The Escrowed Funds have been deposited in escrow with the
            Escrow Agent as required by this Escrow Agreement and the Asset Purchase Agreement;

                 (3) Each of the conditions to Closing set forth in this Escrow
            Agreement and the Asset Purchase Agreement has been satisfied or waived; and

                 (4) Each of the parties to the Asset Purchase Agreement or its respective counsel has notified the Escrow Agent in writing to proceed with the disbursement of the Escrowed Documents and the Escrowed Funds in accordance with this Escrow Agreement and the Asset Purchase Agreement.

            b.  Disbursement of Escrowed Documents and Escrowed Funds.  On
                -----------------------------------------------------
       October 6, 1998 (the "Closing Date"), subject to the satisfaction of each of the conditions contained in subparagraph 2.a. above, the Escrow Agent shall disburse the Escrowed Documents and the Escrowed Funds as follows:

                 (1)  To Franchisor:
                      -------------

                      (a) Escrowed Funds in the amount of
                 ______________________________ owed by the Seller to the
                 Franchisor for rent
                 accruing for periods through the Closing Date, based on information available to the parties at the Closing, and for inventory delivered to the Seller through the Closing Date; and

                      (b) Escrowed Funds in the amount of
                 ______________________________ owed by the Seller to the
                 Franchisor for franchise fees through _______________ (the "Cutoff Date").

                 The amounts set forth in subparagraphs 2.b(1)(a) and 2.b(1)(b) above are collectively referred to herein as the "Franchisor Accounts." Payments to the Franchisor for rent


                              Page 3 of Exhibit F
                 based on information obtained by the parties after the Closing Date, and for franchise fees for the period from the Cutoff Date to the Closing Date shall be paid in accordance with
                 Section 1(h) of the Asset Purchase Agreement.

                 (2) To Vendors:  Escrowed Funds as necessary to pay fully each
                     ----------
            of the Vendor Accounts, but only to the extent that the aggregate amount of the Vendor Accounts, exclusive of the Franchisor Accounts, exceeds Fifty Thousand Dollars (the "Net Accounts"), in accordance with the following procedures (the "Closing Disbursement Procedures"):

                      (a) The Escrow Agent shall issue checks at the Closing
                 drawn upon the Escrow Account (defined below) in payment of the Net Accounts.

                      (b) Copies of the checks so issued shall be provided to
                 the Buyer no later than seven days after the Closing Date (defined below).

                 (3)  To Seller:
                      ---------

                      (a) the Buyer's Closing Certificate;

                      (b) executed counterparts of this Agreement and the
                 Centennial Escrow Agreement;

                      (c) executed counterpart of the Franchise Termination
                 Agreement; and

                      (d) by wire transfer to Seller's bank account as shown on
                 Schedule 2.b(3)(d) hereto, the balance of the Escrowed Funds remaining after:

                           (i) Escrow Agent's disbursement of Escrowed Funds to
                      pay fully each of the Net Accounts in excess of $50,000 according to the Closing Disbursement Procedures; and

                           (ii) Escrow Agent's disbursement of Escrowed Funds to
                      pay fully the Franchisor Accounts.

                 (4)  To Buyer:
                      --------


                              Page 4 of Exhibit F

                      (a)  the Seller's Closing Certificates;

                      (b)  the Opinion Letter;

                      (c)  the Bill of Sale;

                      (d) executed counterparts of this Agreement and the Centennial Escrow Agreement; and

                      (e)  the Franchise Termination Agreement.

            c.  Date of Disbursement.  The Disbursement of the Escrowed
                --------------------
       Documents and the disbursement of the Escrowed Funds and Retained Escrowed Funds shall occur as provided in subparagraph 2.b above, but in any event no later than October 30, 1998. Notwithstanding any date that may be affixed to the Bill of Sale, any closing certificate or the Franchise Termination Agreement, each of such instruments and documents shall be deemed executed and delivered on, and effective as of, the Closing Date. All prorations pursuant to Section 1(h) of the Asset Purchase Agreement shall be made based on the Closing Date, to-wit: the Buyer shall be liable for all utility charges, Taxes, costs of operation and the Assumed Liabilities pursuant to Sections 1(c), 1(h) and 11(a)(i) of the Asset Purchase Agreement arising from periods commencing on or after the Closing Date, and shall be entitled to all revenues, profits and other benefits of operation arising from periods commencing on or after the Closing Date; the Seller shall be liable for all such utility charges, Taxes and costs of operation arising from periods ending prior to the Closing Date, and shall be entitled to keep and retain all revenues, profits and other benefits of operation arising from all periods ending prior to the Closing Date.

            d.  Return of Escrow Deposits; Disputes.  If the Closing does not
                -----------------------------------
       occur by October 30, 1998, or as otherwise provided in subparagraph 2.b., the Escrow Agent shall immediately return the Escrowed Documents and the Escrowed Funds to the parties depositing the same.

       3.   Manner of Holding Escrowed Funds.  The Escrowed Funds, while held in
            --------------------------------
the escrow account, shall be placed in the Escrow Agent's trust account (the "Escrow Account"), provided that there are no restrictions on such account that would prevent the Escrow Agent from disbursing the Escrowed Funds in accordance with the schedule established in this Escrow Agreement.

                              Page 5 of Exhibit F

       4.   Termination.  Except as set forth in subparagraph 7 below, this
            -----------
Escrow Agreement shall terminate (i) pursuant to subparagraph 2.d. if the Closing has not occurred by October 30, 1998; (ii) upon the disbursement of all of the Escrowed Documents and the Escrowed Funds in accordance with this Agreement; or (iii) at any time by the written consent of each of the parties.

       5.   Duties of Escrow Agent.  The parties to this Agreement agree as
            ----------------------
follows:

            a. The Escrow Agent is not and shall not be deemed to be an agent with respect to any obligation or performance required of the Escrow Agent under this Agreement and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed. The parties acknowledge that the Escrow Agent, in its capacity as Escrow Agent, is acting solely as a stakeholder at their request and for their convenience and that the Escrow Agent shall not be liable to either Buyer or Seller for any act or omission on its part unless taken or suffered in bad faith or in willful disregard of this Escrow Agreement or involving gross negligence on the part of the Escrow Agent.

            b. The Escrow Agent does not have and shall not be deemed to have any responsibility in respect of any instructions, certificate, or notice delivered to it other than to faithfully carry out the obligations undertaken in this Escrow Agreement and to follow the directions in such instructions or notice in accordance with the terms hereof.

            c. The Escrow Agent may conclusively rely on and act in accordance with any certificate, instruction, notice, letter, telegram, cablegram, or other written instrument reasonably believed by it to be genuine and to have been signed by the proper party or parties.

            d. If any legal proceeding is instituted by or against the Escrow Agent with respect to the Escrowed Documents, the Escrowed Funds or any matter governed by or that is the subject of this Agreement, the Escrow Agent agrees promptly to give notice of such proceeding to all of the parties to this Escrow Agreement.

            e. The Escrow Agent may resign as such hereunder by giving written notice of such resignation to the parties to

                              Page 6 of Exhibit F
       this Escrow Agreement. Upon receipt of such notice, the parties hereto shall furnish to the Escrow Agent written instructions for the release of the Escrowed Documents and the Escrowed Funds (or such portion thereof as may then be in escrow) to a substitute Escrow Agent which (whether designated by written instructions from the parties hereto jointly or, in the absence thereof, by instructions from a court of competent jurisdiction to the Escrow Agent) shall be a law firm doing business in the State of Georgia, an attorney licensed to practice in the State of Georgia, or a title company, bank, or trust company organized and doing business under the laws of the United States or any state thereof. Such substitute Escrow Agent shall thereafter hold the Escrowed Documents and the Escrowed Funds received by it pursuant to the terms of this Escrow Agreement and otherwise act hereunder as if it were the Escrow Agent originally named herein. The Escrow Agent's duties and responsibilities hereunder shall terminate upon the release of all of the Escrowed Documents and the Escrowed Funds then held in escrow according to such written instruction or upon such delivery as herein provided. This Escrow Agreement shall not otherwise be assignable by the Escrow Agent without the prior written consent of each of the parties hereto.

            f. In the event of any dispute between the parties hereto, the Escrow Agent shall have the right, at any time, to deposit the Escrowed Funds with the clerk of any state or federal court of appropriate jurisdiction in Georgia and shall give written notice of such deposit to the Seller and the Buyer. Upon such deposit, the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

            g. The Escrow Agent hereby acknowledges receipt of a copy of the Asset Purchase Agreement, but, except for reference thereto for certain terms and conditions not set forth herein, the Escrow Agent is not charged with any duty or obligation arising under any such documents or any other agreements between or among any of the parties hereto, and the Escrow Agent's responsibilities, as Escrow Agent, shall be governed solely by this Escrow Agreement.

            h. The Escrow Agent or any member of his firm shall be permitted to act as counsel for the Seller in any dispute as to disbursement of the Escrowed Funds or any other dispute

                              Page 7 of Exhibit F
       between the parties whether or not the Escrow Agent is in possession of the Escrowed Funds and continues to act as Escrow Agent.

       6.   Diligence.  Should it be necessary for the Escrow Agent to accept or
            ---------
act upon any directions, documents or instruments signed or issued by, or on behalf of, any corporation, partnership, trade name or individual, it shall not be necessary for the Escrow Agent to inquire into the authority of the person or persons who have issued or authenticated such papers unless and to the extent specifically provided hereinabove.

       7.   Indemnification of Escrow Agent.  The Buyer, the Seller, and the
            -------------------------------
Seller Related Parties, jointly and severally, agree to indemnify and to save and hold harmless the Escrow Agent, in its capacity as Escrow Agent hereunder, from any claim, action, cause of action, suit, judgment, amount paid in settlement, cost or expense (individually a "Loss" and collectively "Losses") suffered or incurred by Escrow Agent, in its capacity as Escrow Agent hereunder, based upon or arising out of this Escrow Agreement or Escrow Agent's performance hereunder unless it shall be determined by a court of competent jurisdiction from which no appeal is taken or allowed that the act or omission of Escrow Agent giving rise to such Loss or Losses was taken or suffered in bad faith or in willful disregard of this Escrow Agreement or constitutes gross negligence on the part of the Escrow Agent. The provisions of this Paragraph 7 shall survive the termination of this Agreement.

       8.   Notices.  All notices hereunder shall be deemed to have been duly
            -------
given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, if sent by overnight express mail or courier service, or if sent by electronic facsimile, to the parties at the following addresses and numbers (or at such other addresses and numbers as shall be given in writing by either party to the other) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such express mail or courier service:

            (i)  if to a Seller or Seller Related Party:

                 The Cookie Conglomerate
                 4536 Chamblee Dunwoody Road, Suite 221
                 Atlanta, GA  30338
                 Telecopy:  (770) 554-9356

            with a copy to:

                 Lawler & Tanner, P.C.
                 200 Galleria Parkway

                              Page 8 of Exhibit F

                 Attn:  Frances Faddis Tanner
                 Suite 1640
                 Atlanta, GA 30339
                 Telecopy:  (770) 563-8810

           (ii)  if to the Buyer:

                 Mrs. Fields' Original Cookies
                 2855 E. Cottonwood Parkway, Suite 400
                 Salt Lake City, Utah  84121
                 Attention:  Legal Department
                 Telecopy:  (801) 736-5945

           with a copy to:

                 Jones, Waldo, Holbrook & McDonough, P.C.
                 170 South Main Street, Suite 1500
                 Salt Lake City, Utah 84101
                 Attention:  Glen D. Watkins
                 Telecopy:  (801) 328-0537

       9.   Amendment.  This Escrow Agreement may be altered or amended only
            ---------
with the written consent of all of the parties hereto. Should the parties hereto attempt to change this Escrow Agreement in a manner either that the Escrow Agent in its sole and absolute discretion deems undesirable or that would increase the duties or responsibilities of the Escrow Agent, the Escrow Agent may resign as Escrow Agent by notice to the parties hereto, and until a successor of the Escrow Agent is appointed by the parties other than the Escrow Agent and accepts such appointment, the Escrow Agent's only duty shall be to hold the Escrowed Documents and the Escrowed Funds in accordance with the original instructions contained in this Escrow Agreement.

       10.  Attorneys Fees.  In the event of any suit or other proceeding
            --------------
between the parties hereto with respect to any of the transactions contemplated hereby or the subject matter hereof, the prevailing party shall, in addition to such other relief as the court may award, be entitled to recover reasonable attorneys fees, expenses, and costs incurred in connection therewith.

       11.  Entire Agreement.  This Escrow Agreement contains the entire
            ----------------
agreement between the parties hereto, and supersedes any and all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings of the parties with respect to the matters specified herein.

       12.  Applicable Law.  This Agreement shall be construed in accordance
            --------------
with and governed by the laws of the State of Georgia without giving effect to

                              Page 9 of Exhibit F
choice of law provisions.

       13.  Submission to Jurisdiction.  Each of the parties submits to the
            --------------------------
jurisdiction of any state or federal court of appropriate jurisdiction in Georgia in any action or proceeding arising out of this Escrow Agreement and agrees that all claims in respect of the action or proceeding shall be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of this Escrow Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

       14.  Counterparts. This Agreement may be executed in two or more
            ------------
counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same document.

                             Page 10 of Exhibit F

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER:                          MRS. FIELDS' ORIGINAL COOKIES, INC.



                                By
                                  ------------------------------------
                                Its
                                   -----------------------------------


SELLERS:                        THE COOKIE CONGLOMERATE, LLP



                                --------------------------------------
                                By
                                  ------------------------------------
                                Its
                                   -----------------------------------



                                --------------------------------------
                                Date

                                THE COOKIE CONGLOMERATE, INC.


                                --------------------------------------
                                By
                                  ------------------------------------
                                Its
                                   -----------------------------------



                                --------------------------------------
                                Date



SELLER RELATED PARTIES:
                                --------------------------------------
                                Ronald A. Eichel



                                --------------------------------------
                                Alan M. Kuehn


ESCROW AGENT:              LAWLER & TANNER, P.C.

                             Page 11 of Exhibit F

                                By
                                  ------------------------------------
                                Its
                                   -----------------------------------

                             Page 12 of Exhibit F

                               SCHEDULE 2.b(3)(d)
                             SELLER'S BANK ACCOUNT


                             Page 13 of Exhibit F

                                  EXHIBIT "G"

                    TERMINATION AGREEMENT AND MUTUAL RELEASE


       THIS TERMINATION AGREEMENT AND MUTUAL RELEASE (the "Agreement") is made and entered into ____________________________, by and between GREAT AMERICAN COOKIE COMPANY, INC., a Delaware corporation ("Company"), and THE COOKIE CONGLOMERATE, LLP, a Georgia limited liability partnership, and THE COOKIE CONGLOMERATE, INC., a Georgia corporation, RONALD A. EICHEL and ALAN M. KUEHN (collectively, the "Franchise Parties").


                                R E C I T A L S

       A. The Company and the Franchise Parties have entered into certain License Agreements (the "License Agreements") and Sublease Agreements (the "Subleases") for the operation of Cookie System Facilities (the "Facilities") at eleven (11) locations set forth in Exhibit "A" attached hereto.

       B.   The Franchise Parties no longer desire to operate the Facilities.

       C. Company and the Franchise Parties desire, upon the terms contained in this Agreement, to terminate the License Agreements and Subleases and, except as provided in this Agreement, to release each other from any liability under the License Agreements and Subleases or otherwise arising as a result of the parties' relationship.

       NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Company and the Franchise Parties agree as follows:

       1.   Recitals and Exhibits.  The recitals and Exhibits hereto are
            ---------------------
incorporated in this Agreement by this reference.

       2.   Termination.  Upon the terms described in this Agreement, and except
            -----------
as provided in Paragraph 7 of this Agreement, the License Agreements and Subleases and all of the parties' respective rights and obligations under those documents are terminated effective as of the date of this Agreement. Within thirty (30) days of the date of this Agreement, the Franchisor shall return to the Franchise Parties the deposits, listed on Exhibit A attached hereto, paid to the Franchisor by the Franchise Parties pursuant to the Subleases. The

                              Page 1 of Exhibit G

Franchise Parties agree that Company may take over the Facilities and all of their assets, without paying any further consideration to the Franchise Parties, on the effective date of this Agreement or as the parties otherwise agree.

       3.  Release of Company Parties.  The Franchise Parties, for themselves
           --------------------------
and their successors, heirs, executors, administrators, personal representatives, agents, assigns, partners, shareholders, directors, officers, employees and affiliated entities (collectively, the "Releasing Parties"), hereby forever release and discharge Company and its affiliated corporations, and all of their respective officers, directors, shareholders, employees, agents, successors and assigns (collectively, the "Company Parties"), from any and all claims, damages, demands, causes of action, suits, duties, liabilities and agreements of any nature and kind which any of the Releasing Parties now have, ever had or, but for this Agreement, hereafter would or could have against any of the Company Parties arising out of their obligations under the License Agreements and Subleases or otherwise from the Releasing Parties' relationship with any of the Company Parties from the beginning of time to the date of this Agreement. However, this release does not release Mrs. Fields' Original Cookies, Inc., an affiliate of the Company ("MFOC") from the obligations, representations and warranties of MFOC under the Asset Purchase Agreement executed by the Releasing Parties and MFOC concurrently herewith or any document executed in connection therewith.

       4.   Covenant Not to Sue the Company Parties.  The Franchise Parties, for
            ---------------------------------------
themselves and the other Releasing Parties, further covenant not to sue any of the Company Parties on any of the claims, damages, demands, causes of action, suits, duties, liabilities and agreements released by Paragraph 3 of this Agreement.

       5.   Representations of the Franchise Parties.  The Franchise Parties
            ----------------------------------------
represent and warrant to the Company Parties that they have full power and authority to execute this Agreement and bind all of the Releasing Parties to its provisions. The Franchise Parties, for themselves and the other Releasing Parties, further represent and warrant to the Company Parties that they have not assigned any of the claims, damages, demands, causes of action, suits, duties, liabilities and agreements released by Paragraph 3 to any individual or entity who is not bound by Paragraph 3.

       6.   Indemnification of Company Parties.  The Franchise Parties hereby
            ----------------------------------
agree to indemnify any and all of the Company Parties for, and to defend and hold all of the Company Parties harmless from, any loss, cost, liability or expense (including, without limitation, attorneys' fees, arbitrators' fees, expert witness fees, cost of investigation and proof of facts and other costs of litigation or arbitration, whether or not litigation or arbitration is commenced) arising out

                              Page 2 of Exhibit G
of or relating to the breach of any provision of this Agreement by any of the Releasing Parties.

       7.   Release of Releasing Parties.  Except as provided at the end of this
            ----------------------------
Paragraph 7, Company, for itself and the other Company Parties, hereby forever releases and discharges the Releasing Parties from any and all claims, damages, demands, causes of action, suits, duties, liabilities and agreements from any nature and kind which any of the Company Parties now has, ever had or, but for this Agreement, hereafter would or could have against any of the Releasing Parties arising out of their obligations under the License Agreements and Subleases or otherwise from the Company Parties' relationship with any of the Releasing Parties from the beginning of time to the date of this Agreement. However, this release does not relieve the Releasing Parties from the following:

            (a) the obligations, representations and warranties of the Releasing Parties under the Asset Purchase Agreement executed by the Releasing Parties and MFOC concurrently herewith.

            (b) any of their monetary obligations to Company or any third parties arising from the Franchise Parties' operation of the Facilities prior to the date of this Agreement, including without limitation: (i) any rent, percentage rent or common area maintenance charges owed by the Franchise Parties pursuant to the Subleases; and (ii) any royalties or license fees owed by the Franchise Parties pursuant to the License Agreement; and

            (c) any of their post-term deidentification, confidentiality, noncompete and indemnification obligations under the License Agreements or the Subleases.

       8.   Covenant Not to Sue Releasing Parties.  Company, for itself and the
            -------------------------------------
other Company Parties, further covenants not to sue any of the Releasing Parties on any of the claims, damages, demands, causes of action, suits, duties, liabilities and agreements released by Paragraph 7 of this Agreement.

       9.   Representations of Company.  Company represents and warrants to the
            --------------------------
Releasing Parties that it has full power and authority to execute this Agreement and bind all of the Company Parties to its provisions. Company, for itself and the other Company Parties, further represents and warrants to the Releasing Parties that it has not assigned any of the claims, damages, demands, causes of actions, suits, duties, liabilities and agreements released by Paragraph 7 to any individual or entity who is not bound by Paragraph 7.

                              Page 3 of Exhibit G

       10.  Indemnification of Releasing Parties.  Company hereby agrees to
            ------------------------------------
indemnify all of the Releasing Parties for, and to defend and hold all of the Releasing Parties harmless from, any loss, cost, liability or expense (including, without limitation, attorneys' fees, arbitrators' fees, expert witness fees, cost of investigation and proof of facts and other costs of litigation or arbitration, whether or not litigation or arbitration is commenced) arising out of or relating to the breach of any provision of this Agreement by any of the Company Parties.

       11.  Binding Effect.  This Agreement is binding upon the parties, their
            --------------
heirs, successors, assigns, personal representatives and administrators, and shall not be modified except by written agreement signed by all of the parties to this Agreement.

       12.  Miscellaneous.
            -------------

            (a) This Agreement constitutes the entire understanding between the parties with respect to the transaction this Agreement contemplates.

            (b) This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia.

            (c) The captions and headings are annexed only for convenience of reference, are not a part of this Agreement and shall not limit or construe the provisions to which they apply.

            (d) This Agreement may be executed in multiple copies, each of which shall be deemed an original.

            (e) Each of the Company Parties and Releasing Parties shall be deemed to be a third party beneficiary of this Agreement with an independent right to enforce it.

                              Page 4 of Exhibit G

       IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date and year first written above.

GREAT AMERICAN COOKIE           THE COOKIE CONGLOMERATE, LLP
COMPANY, INC.


---------------------------     -------------------------------
By                              By
                                  -----------------------------
Its                             Its
                                   ----------------------------

---------------------------     -------------------------------
Date                            Date

                                THE COOKIE CONGLOMERATE, INC.

                                -------------------------------
                                By
                                   ----------------------------
                                Its
                                   ----------------------------


                                -------------------------------
                                Date


                                -------------------------------
                                Ronald A. Eichel



                                -------------------------------
                                Alan M. Kuehn

                              Page 5 of Exhibit G

                                  EXHIBIT "H"


                              Page 1 of Exhibit H

                              DISCLOSURE SCHEDULE


                              Page 2 of Exhibit H